Exhibit 10.1

Execution Version

MIDCOAST ENERGY PARTNERS, L.P.

$75,000,000 3.56% Series A Senior Notes due September 30, 2019

$175,000,000 4.04% Series B Senior Notes due September 30, 2021

$150,000,000 4.42% Series C Senior Notes due September 30, 2024

NOTE PURCHASE AGREEMENT

Dated as of September 30, 2014

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Section 22.4.	Construction, etc	48
Section 22.5.	Counterparts	48
Section 22.6.	Governing Law	48
Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial	49

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SCHEDULE A	—	DEFINED TERMS

SCHEDULE 1-A	—	FORM OF 3.56% SERIES A SENIOR NOTE DUE SEPTEMBER 30, 2019

SCHEDULE 1-B	—	FORM OF 4.04% SERIES B SENIOR NOTE DUE SEPTEMBER 30, 2021

SCHEDULE 1-C	—	FORM OF 4.42% SERIES C SENIOR NOTE DUE SEPTEMBER 30, 2024

SCHEDULE 1-D	—	FORM OF SUBSIDIARY GUARANTY

SCHEDULE 4.4(a)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE OBLIGORS

SCHEDULE 4.4(b)	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

SCHEDULE 4.12	—	FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.4	—	SUBSIDIARIES OF THE ISSUER AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE 5.15	—	EXISTING INDEBTEDNESS

SCHEDULE 5.17	—	REGULATORY MATTERS

SCHEDULE 10.5	—	EXISTING LIENS

SCHEDULE 10.11	—	CERTAIN INTERCOMPANY RESTRICTIONS (RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS, ETC.)

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

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MIDCOAST ENERGY PARTNERS, L.P.

1100 Louisiana, Suite 3300

Houston, TX 77002-5217

3.56% Series A Senior Notes due September 30, 2019

4.04% Series B Senior Notes due September 30, 2021

4.42% Series C Senior Notes due September 30, 2024

As of September 30, 2014

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE B HERETO:

Ladies and Gentlemen:

MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Issuer”), agrees with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES; SUBSIDIARY GUARANTY.

Section 1.1. Authorization of Notes. The Issuer will authorize the issue and sale of:

(a) $75,000,000 aggregate principal amount of its 3.56% Series A Senior Notes due September 30, 2019 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series A Notes”),

(b) $175,000,000 aggregate principal amount of its 4.04% Series B Senior Notes due September 30, 2021 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series B Notes”), and

(c) $150,000,000 aggregate principal amount of its 4.42% Series C Senior Notes due September 30, 2024 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series C Notes”).

The Series A Notes, the Series B Notes and the Series C Notes are referred to herein, collectively, as the “Notes”. The Series A Notes, the Series B Notes and the Series C Notes shall be substantially in the forms set out in Schedule 1-A, Schedule 1-B and Schedule 1-C, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 1.2. Subsidiary Guaranty. The payment of the principal of, interest on, and Make-Whole Amounts, if any, with respect to the Notes and the other obligations of the Issuer under this Agreement will be guaranteed by the Original Guarantors and may, from time to time, be guaranteed by other Subsidiaries of the Issuer (the Original Guarantors and each such other guarantor, a “Subsidiary Guarantor”), in each case pursuant to a Guaranty Agreement substantially in the form set out in Schedule 1-D (as amended, restated, supplemented and otherwise modified and in effect from time to time, the “Subsidiary Guaranty”).

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, at 10:00 a.m., New York time, at a closing (the “Closing”) on September 30, 2014 or on such other Business Day thereafter on or prior to October 7, 2014 as may be agreed upon by the Issuer and the Purchasers. At the Closing the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note of each Series to be purchased (or such greater number of Notes of each such Series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to account number 8188290268 at Bank of America, N.A., 100 West 33rd St., New York, NY 10001, ABA number 026009593, SWIFT number BOFAUS3N. If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Issuer to tender such Notes.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of each Obligor in the Financing Documents shall be correct when made and at the Closing.

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Section 4.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or at the Closing. Before and immediately after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Issuer nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Issuer shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificates. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other organizational proceedings relating to the authorization, execution and delivery of the Financing Documents to which it is a party and (ii) such Obligor’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Fulbright & Jaworski LLP, counsel for the Obligors, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Issuer hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

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Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Issuer shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.

Section 4.9. Changes in Organizational Structure. No Obligor shall have changed its jurisdiction of formation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Issuer confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Subsidiary Guaranty. Each Original Guarantor shall have duly executed and delivered to the Purchasers the Subsidiary Guaranty and the Subsidiary Guaranty shall be in full force and effect.

Section 4.12. Intercompany Subordination Agreement. Each Obligor, EEP and the Purchasers shall have duly executed and delivered a subordination agreement substantially in the form set out in Schedule 4.12 (as amended, restated, supplemented and otherwise modified and in effect from time to time, the “Intercompany Subordination Agreement”), and such Intercompany Subordination Agreement shall be in full force and effect.

Section 4.13. Amendment of Existing Bank Facility. Bank of America, N.A., in its capacity as Administrative Agent with respect to the Existing Bank Facility, each of the Lenders (as defined therein) party to the Existing Bank Facility, the Issuer, Midcoast Opco and each of the other parties thereto shall have duly executed and delivered an amendment agreement amending the Existing Bank Facility, and such amendment agreement shall be in full force and effect and in form and substance satisfactory to the Purchasers.

Section 4.14. Amendment of Bank Intercompany Subordination Agreement. Each of the parties thereto shall have duly executed and delivered an amendment agreement amending that certain Subordination Agreement, made as of November 13, 2013, by the Issuer, Midcoast Opco, the other Credit Parties (as defined therein) party thereto, EEP, the subsidiaries and other affiliates of EEP party thereto, in favor of Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the Senior Lenders (as defined therein), and such amendment agreement shall be in full force and effect and in form and substance satisfactory to the Purchasers.

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Section 4.15. Proceedings and Documents. All organizational and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers’ special counsel, and such Purchaser and the Purchasers’ special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority.

(a) The Issuer is a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof.

(b) The General Partner is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The General Partner is the sole general partner of the Issuer.

Section 5.2. Authorization, Etc. The Financing Documents to which it is a party have been duly authorized by all necessary limited partnership action on the part of the Issuer, and each of the Financing Documents to which it is a party (other than the Notes) constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Issuer, through its agent, Citigroup Global Markets Inc., has delivered to each Purchaser a copy of a Confidential Offering Memorandum, dated August 8, 2014 (inclusive of, for the avoidance of doubt, its Disclaimer, provision for Forward Looking Statements and references by incorporation to filings from time to time made by the Issuer with the SEC, the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Issuer and its Subsidiaries. This Agreement, the Subsidiary Guaranty,

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the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Issuer prior to August 22, 2014 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Subsidiary Guaranty, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2013, there has been no change in the financial condition, operations, business or properties of the Issuer or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has no actual knowledge of a fact that would reasonably be expected to have a Material Adverse Effect which is not set forth or referred to herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates; Unrestricted Subsidiaries.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Issuer’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Issuer and each other Subsidiary, and whether such Subsidiary is a Material Subsidiary, (ii) the Issuer’s Affiliates, other than Subsidiaries, and (iii) the directors and senior officers of each of the Issuer and the General Partner.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Issuer and its Subsidiaries have been validly issued, and are owned by the Issuer or one or more other Subsidiaries, or a combination thereof, free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a corporation or other legal entity duly formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or equivalent power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Issuer or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

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(e) The Issuer has no Unrestricted Subsidiaries or Excluded Subsidiaries.

Section 5.5. Financial Statements; Material Liabilities. The Issuer has delivered to each Purchaser copies of the financial statements of the Issuer and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Issuer and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Issuer of the Financing Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Issuer or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, certificate of formation, partnership agreement, limited liability company agreement, corporate charter or by-laws, shareholders agreement or any other Material agreement or instrument to which the Issuer or any Subsidiary is bound or by which the Issuer or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer or any Subsidiary.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by the Issuer or any Subsidiary Guarantor pursuant to any law or regulation applicable to it in connection with the execution, delivery or performance by it of the Financing Documents to which it is a party.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Issuer, threatened against or affecting the Issuer or any Subsidiary or any property of the Issuer or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Issuer nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 5.9. Taxes. The Issuer and its Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Issuer knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Issuer and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. None of the Issuer or any of its Subsidiaries have any U.S. federal income tax liabilities.

Section 5.10. Title to Property; Leases. The Issuer, Midcoast Opco and the Material Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Issuer, Midcoast Opco or any Material Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect, in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.

(a) The Issuer and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

(b) To the best knowledge of the Issuer, there is no Material violation by any Person of any right of the Issuer or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Issuer or any of its Subsidiaries.

Section 5.12. Compliance with ERISA.

(a) The Issuer and each ERISA Affiliate, as applicable, have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Issuer nor any

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ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that would reasonably be expected to have a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Issuer and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Issuer’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Issuer and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder, in each case by the Issuer, will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Issuer. Neither the Issuer nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 72 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the

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Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Notes hereunder to repay outstanding Indebtedness and for other general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Issuer and its Subsidiaries as of September 25, 2014 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Issuer or its Subsidiaries. Neither the Issuer nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Issuer or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Issuer or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Issuer nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Issuer nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer, except as disclosed in Schedule 5.15.

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Section 5.16. Foreign Assets Control Regulations, Etc.

(a) Neither the Issuer nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Issuer nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Issuer or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Issuer nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Issuer’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

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(d) Neither the Issuer nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Issuer’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union.

(e) To the Issuer’s actual knowledge after making due inquiry, neither the Issuer nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder.

(f) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Issuer nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or, except as disclosed in Schedule 5.17, the Federal Power Act, as amended.

Section 5.18. Environmental Matters.

(a) None of the Issuer, Midcoast Opco or any Material Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Issuer, Midcoast Opco or any Material Subsidiary or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

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(b) None of the Issuer, Midcoast Opco or any Material Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) None of the Issuer, Midcoast Opco or any Material Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) None of the Issuer, Midcoast Opco or any Material Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Issuer, Midcoast Opco or any Material Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes. Each Purchaser severally represents that it is an “accredited investor” within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee

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benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

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(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO ISSUER.

Section 7.1. Financial and Business Information. The Issuer shall deliver to each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days (or such shorter period ending on the date by which such financial statements are required to be delivered under any Material Credit Facility or the date substantially concurrent with the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Issuer (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) an unaudited consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such quarter, and

(ii) unaudited consolidated statements of comprehensive income, partners’ capital and cash flows of the Issuer and its Subsidiaries for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly unaudited financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that, (x) in the case of financial statements of the Issuer and its Subsidiaries, delivery within the time period specified above of copies of the Issuer’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and (y) for any quarter during which any Subsidiary is an Unrestricted Subsidiary, the Issuer shall deliver together with

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such financial statements a schedule identifying all such Unrestricted Subsidiaries and such financial statements shall reflect adjustments to exclude assets and operations of such Unrestricted Subsidiaries;

(b) Annual Statements — within 90 days (or such shorter period ending on the date which such financial statements are required to be delivered under any Material Credit Facility or the date substantially concurrent with the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Issuer, duplicate copies of

(i) a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of comprehensive income, partners’ capital and cash flows of the Issuer and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that, (x) in the case of financial statements of the Issuer and its Subsidiaries, the delivery within the time period specified above of the Issuer’s Annual Report on Form 10-K (the “Form 10-K”) for such fiscal year (together with the Issuer’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), and (y) for any fiscal year during which any Subsidiary is an Unrestricted Subsidiary, the Issuer shall deliver together with such financial statements a schedule identifying all such Unrestricted Subsidiaries and such financial statements shall reflect adjustments to exclude assets and operations of such Unrestricted Subsidiaries;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report or proxy statement sent by the Issuer or any Restricted Subsidiary to its principal lending banks as a whole (excluding, for the avoidance of doubt, compliance certificates accompanying financial statements and other certificates, notices and information sent to such banks in the ordinary course of administration of a bank facility or otherwise required to be delivered to the holders of Notes under this Agreement) or to its public Securities holders generally, (ii) each financial statement, report, notice, proxy statement or other communication sent to the unit holders of the Issuer which are not confidential in nature, as permitted by applicable

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Laws, as required by contractual restrictions not entered into in contemplation of this clause (ii), as permitted by recognized principles of privilege or as otherwise determined in good faith by the Issuer, and (iii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Issuer or any Restricted Subsidiary with the SEC and of all press releases and other statements made available generally by the Issuer or any Restricted Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Issuer is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Issuer or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Issuer or any Restricted Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

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(g) Resignation or Replacement of Auditors — within ten Business Days following the date on which the Issuer’s auditors resign or the Issuer elects to change auditors, as the case may be, notification thereof, together with such supporting information, subject to reasonable confidentiality restrictions, as the Required Holders may request;

(h) Change in Debt Rating — promptly, and in any event within five Business Days after a Responsible Officer becoming aware thereof, notification of any assignment by a Rating Agency of a Debt Rating or any announcement by a Rating Agency of any change in a Debt Rating if such change announces a rating less than an Investment Grade Rating; and

(i) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer or any of its Restricted Subsidiaries (including, but without limitation, actual copies of the Issuer’s Form 10-Q and Form 10-K) or relating to the ability of any Obligor to perform its obligations under any Financing Document as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Issuer was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and reasonably detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Issuer or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer, on behalf of the Issuer, has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Issuer and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that

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constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Issuer or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Issuer shall have taken or proposes to take with respect thereto;

(c) Subsidiary Guarantors — certifying that each Person that was a Subsidiary Guarantor as at the end of such period is and was a Subsidiary of the Issuer from the beginning of the quarterly or annual period covered by the statements then being furnished (or if a later date, the date it was required to become a Subsidiary Guarantor under Section 9.7) to the date of the certificate; and

(d) Subsidiaries — certifying as to (i) a list of all Material Subsidiaries, (ii) a list of all Unrestricted Subsidiaries and (iii) a list of all Excluded Subsidiaries, in each case as of the date of the certificate.

Section 7.3. Visitation. The Issuer shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Issuer, to visit the principal executive office of the Issuer, to discuss the affairs, finances and accounts of the Issuer and its Subsidiaries with the Issuer’s officers, and (with the consent of the Issuer, which consent will not be unreasonably withheld) to visit the other offices and properties of the Issuer and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Issuer to visit and inspect any of the offices or properties of the Issuer or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Issuer authorizes said accountants to discuss the affairs, finances and accounts of the Issuer and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Issuer pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Issuer satisfies any of the following requirements with respect thereto:

(i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;

(ii) the Issuer shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s

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Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.midcoastpartners.com as of the date of this Agreement;

(iii) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Issuer on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iv) the Issuer shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in the case of any of clauses (ii), (iii) or (iv), the Issuer shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Issuer will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Series A Note, each Series B Note and each Series C Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (without regard to Series), in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Issuer and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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Section 8.3. Allocation of Partial Prepayments.

(a) In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to Series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

(b) In the case of each partial prepayment of the Notes pursuant to Section 8.9, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (without regard to Series) being prepaid at such time in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (ii) pursuant to an offer to purchase made by the Issuer or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

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“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment or prepayment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8. Change of Control Prepayment.

(a) Within 10 Business Days following the date of any Change of Control, the Issuer shall give written notice of such Change of Control (a “Change of Control Notice”) to each holder of a Note, which notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders hereunder, (iii) inform such holder that if it so instructs the Issuer, the Issuer shall prepay the entire unpaid principal amount of all, but not less than all, Notes held by such holder (in this case only, the term “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner), together with any accrued and unpaid interest thereon on a stated date (without any Make-Whole Amount), which date shall be a Business Day not less than 30 days and not more than 60 days after the date of such Change of Control Notice (the “Change of Control Prepayment Date”), (iv) state the amount of interest that would be paid on such Change of Control Prepayment Date with respect to such holder’s Notes, and (v) request that such holder notify the Issuer in writing at least five Business Days prior to such Change of Control Prepayment Date, if such holder wishes its Notes to be so prepaid. If a holder does not notify the Issuer on or before the fifth (5th) Business Day prior to the Change of Control Prepayment Date of such holder’s acceptance or rejection of the prepayment offer contained therein, then such holder shall be deemed to have rejected the prepayment offer.

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(b) On the Change of Control Prepayment Date, the entire unpaid principal amount of all Notes, but not less than all, held by each holder of Notes that has accepted such prepayment offer (in accordance with clause (a) above), together with interest accrued thereon to the Change of Control Prepayment Date (without any Make-Whole Amount), shall become due and payable.

(c) Nothing in this Section 8.8 shall be construed to limit the rights or remedies of the holders following a Default or Event of Default.

Section 8.9. Sale of Assets Prepayment.

(a) In the event the Issuer makes an offer of prepayment of the Notes in accordance with Section 10.6, the Issuer shall give written notice thereof (a “Sale of Assets Notice”) to each holder of a Note, which notice shall (i) describe the nature of the relevant Disposition in reasonable detail, (ii) refer to this Section 8.9 and the rights of the holders hereunder, (iii) state the amount of the Net Cash Proceeds in respect of such Disposition and the aggregate principal amount of Notes offered to be prepaid, (iv) inform such holder that if it so instructs the Issuer, the Issuer shall prepay such holder’s Ratable Portion of the Net Cash Proceeds in respect of such Disposition, together with any accrued and unpaid interest thereon, on a stated date (without any Make-Whole Amount), which prepayment date shall be a Business Day not less than 30 days and not more than 60 days after the date of such Sale of Assets Notice (the “Sale of Assets Prepayment Date”), (v) state the amount of interest that would be paid on such Sale of Assets Prepayment Date with respect to such holder’s Notes, and (vi) request that such holder notify the Issuer in writing at least 5 Business Days prior to such Sale of Assets Prepayment Date, if such holder wishes its Notes to be so prepaid. If a holder does not notify the Issuer on or before the fifth (5th) Business Day prior to the Sale of Assets Prepayment Date of such holder’s acceptance or rejection of the prepayment offer contained therein, then such holder shall be deemed to have rejected the prepayment offer.

(b) On the Sale of Assets Prepayment Date, the appropriate unpaid principal amount of Notes held by each holder of Notes (equal to such holder’s Ratable Portion of the Net Cash Proceeds in respect of the relevant Disposition) that has accepted such prepayment offer (in accordance with clause (a) above), together with interest accrued thereon to the Sale of Assets Prepayment Date (without any Make-Whole Amount), shall become due and payable.

SECTION 9. AFFIRMATIVE COVENANTS.

The Issuer covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Issuer will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates,

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permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Issuer will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers or through self-insurance, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; provided, however, that notwithstanding the foregoing provisions of this Section 9.2, the Issuer or any Restricted Subsidiary may effect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction through any insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable Laws.

Section 9.3. Maintenance of Properties. Except where it will not have a Material Adverse Effect, the Issuer will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Issuer or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Issuer has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Issuer will, and will cause each of its Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any Restricted Subsidiary, provided that neither the Issuer nor any Restricted Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Issuer or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Issuer or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Issuer or such Restricted Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5. Organizational Existence, Etc. Subject to Section 10.2, the Issuer will at all times preserve and keep its limited partnership existence in full force and effect. Subject to Sections 10.2 and 10.6, the Issuer will at all times preserve and keep in full force and effect the

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organizational existence of each of its Restricted Subsidiaries (unless merged into the Issuer or a Wholly-Owned Subsidiary that is a Restricted Subsidiary) and all rights and franchises of the Issuer and its Restricted Subsidiaries unless, in the good faith judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect such organizational existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Issuer will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account necessary to prepare the financial statements required to be delivered pursuant to Section 7.1 in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Issuer or such Restricted Subsidiary, as the case may be.

Section 9.7. Subsidiary Guarantors.

(a) The Issuer will, at its expense, cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i) enter into the Subsidiary Guaranty; and

(ii) deliver the following to each of holder of a Note:

(A) an executed Guarantor Supplement substantially in the form of Exhibit A attached to the Subsidiary Guaranty (a “Guarantor Supplement”);

(B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and the Subsidiary Guaranty and such Guarantor Supplement rather than the Issuer);

(C) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Guarantor Supplement and of the entering into of the Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(D) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, the Subsidiary Guaranty and such Guarantor Supplement as the Required Holders may reasonably request.

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(b) If, at any time, (i) pursuant to the terms and conditions of each Material Credit Facility, any Subsidiary Guarantor (other than Midcoast Opco) is discharged and released from its Guarantee Obligations or borrower obligations, or both, as applicable, with respect to Indebtedness under each Material Credit Facility, (ii) such Subsidiary Guarantor is not a borrower under or otherwise liable for or in respect of any Indebtedness under any Material Credit Facility and (iii) the Issuer has delivered to each holder of Notes an Officer’s Certificate certifying that (x) the conditions specified in clauses (i) and (ii) above have been satisfied, (y) immediately preceding the release of such Subsidiary Guarantor from the Subsidiary Guaranty and after giving effect thereto, no Default or Event of Default exists or would exist, and (z) no amount is then due and payable under the Subsidiary Guaranty, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Subsidiary Guarantor will be discharged and released, automatically and without the need for any further action, from its obligations under the Subsidiary Guaranty; provided that, if in connection with such Subsidiary Guarantor being discharged and released under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility in connection with such release, the holders of the Notes shall receive commensurate consideration substantially concurrently therewith. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Issuer and such Subsidiary Guarantor, if reasonably requested by the Issuer or such Subsidiary Guarantor and at the Issuer’s expense, written evidence of such discharge and release signed by such holder.

Section 9.8. Subordination of Securitization Transactions.

In the event that any Securitization Transaction to which the Securitization Entity is a party with the Issuer or any of its Restricted Subsidiaries is recharacterized, the Issuer shall cause to be executed a subordination agreement substantially in the form of the Intercompany Subordination Agreement, with such changes as shall be reasonably agreed between the Required Holders and the Securitization Entity to the extent necessary in light of the debt and Liens that are the subject thereof, pursuant to which the Securitization Entity agrees to subordinate to the Obligations any debt owed to it or Liens granted in favor of it.

Section 9.9. Subordination of Indebtedness.

The Issuer will, at its expense, cause any Indebtedness which is subordinated to the Indebtedness under any Material Credit Facility to be subordinated to the Indebtedness under the Financing Documents on the same terms and conditions as those provided to the holders of Indebtedness under such Material Credit Facility.

SECTION 10. NEGATIVE COVENANTS.

The Issuer covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Issuer will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or group of related transactions that in the aggregate constitutes a Material transaction (including without

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limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Issuer or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Issuer’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided, that such limitations shall not apply to (i) any transaction among the Issuer, its Restricted Subsidiaries and the General Partner, or any combination thereof, (ii) Qualifying Subordinated Indebtedness and other subordinated loans from an Affiliate to the Issuer or Midcoast Opco that are subordinated to the Obligations on terms and pursuant to documents in form and substance satisfactory to the Required Holders, (iii) a transaction between the Issuer or any of its Restricted Subsidiaries and an Affiliate if such transaction has been approved by the Conflicts Committee of the Board of Directors of the General Partner, or (iv) a purchase, prepayment or repayment of Qualifying Subordinated Indebtedness permitted by Section 10.9. For purposes of clarification of the foregoing, the parties acknowledge that the limitations contained in this Section 10.1 shall not limit the General Partner’s authority to act or take actions on behalf of the Issuer, in its capacity as general partner thereof.

Section 10.2. Merger, Consolidation, Etc. The Issuer will not and will not permit any Subsidiary Guarantor to consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Obligor as an entirety, as the case may be, shall be a solvent corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if such Obligor is not such corporation, limited liability company or limited partnership, (i) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Documents to which such Obligor is a party and (ii) such corporation, limited liability company or limited partnership shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b) each Subsidiary Guarantor under the Subsidiary Guaranty reaffirms its obligations under the Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(c) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

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No such conveyance, transfer or lease of substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or any successor corporation, limited liability company or limited partnership that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the Financing Documents to which it is a party.

Section 10.3. Line of Business. The Issuer will not and will not permit any Restricted Subsidiary to engage in any business if, as a result, the general nature of the business in which the Issuer and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Issuer and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.4. Terrorism Sanctions Regulations. The Issuer will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.5. Liens. The Issuer will not and will not permit any of its Restricted Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Issuer or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a) Liens securing any Obligation;

(b) Liens on Springing Lien Collateral securing Indebtedness under (i) the Existing Bank Facility granted pursuant to Section 6.13(a) of the Existing Bank Facility and (ii) any Senior Notes, in each case on a pari passu, first-priority basis with the Liens securing the Obligations, upon (or after, if applicable) the occurrence of a Springing Lien Trigger Event, provided that (x) upon the incurrence or issuance, as applicable, of such Senior Notes, such Indebtedness is not prohibited by Section 10.10 and (y) the Notes (and any guaranty delivered in connection therewith) are concurrently secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Issuer and its Subsidiaries from counsel that is reasonably acceptable to the Required Holders;

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(c) Liens on Springing Lien Collateral securing Indebtedness under the Support Agreements granted pursuant to Section 3(c) of the Financial Support Agreement and Section 29(c) of the Working Capital Agreement, respectively, upon the occurrence of a Springing Lien Trigger Event, provided that (i) the Notes (and any guaranty delivered in connection therewith) are concurrently secured by valid and perfected first-priority Liens on such Springing Lien Collateral and (ii) the Intercompany Subordination Agreement (or any subordination agreement or intercreditor agreement in form and substance reasonably acceptable to the Required Holders that is entered into by the holders of Notes and the parties to the Support Agreements after the date of this Agreement which replaces the Intercompany Subordination Agreement) is in full force and effect and such Liens are granted in accordance with, and the parties thereto are otherwise in compliance with, the terms and conditions set forth in the Intercompany Subordination Agreement (or such other subordination agreement or intercreditor agreement, as applicable);

(d) Liens existing on the date of this Agreement that are listed on Schedule 10.5 and any renewals or extensions thereof, provided that the property covered thereby is not increased and the principal amount of the Indebtedness thereby secured is not increased, other than by the additional amount of premium, if any, and accrued interest on such Indebtedness and reasonable expenses incurred in connection therewith;

(e) Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(g) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(h) Liens incurred or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds (including surety and appeal bonds related to judgments only to the extent permitted by clause (j) of this Section 10.5), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i) easements, rights-of-way, restrictions and other similar charges or encumbrances which, in each case are granted, entered into or created in the ordinary course of business of such Person;

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(j) attachments or other Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(i) or securing appeal or other surety bonds related to such judgments;

(k) Liens on property securing Indebtedness of the Issuer or any Restricted Subsidiary arising under Swap Contracts entered into by the Issuer or such Restricted Subsidiary in the ordinary course of business to hedge or otherwise mitigate business risks incurred in the ordinary course of business, provided that the amount of such obligations shall not exceed at any time an aggregate amount equal to one percent (1%) of Net Tangible Assets;

(l) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Issuer or Midcoast Opco;

(m) Liens on (i) property or shares of equity interests of a Person that becomes a Restricted Subsidiary after the date of the Closing, or (ii) Acquired Assets acquired by the Issuer or a Restricted Subsidiary after the date of the Closing, including any acquisition by means of merger or consolidation with or into the Issuer or a Restricted Subsidiary which is permitted by Section 10.2; provided (A) such Liens were in existence at the time such Person becomes a Subsidiary or at the time of such acquisition of such Acquired Assets, (B) such Liens were not created in contemplation of the acquisition of such Person or such Acquired Assets, (C) such Liens do not encumber property other than property owned by such Person or the Acquired Assets then acquired, and (D) if, as a result of the acquisition, the Indebtedness secured by such Liens is or becomes Indebtedness of the Issuer but not Indebtedness of any Restricted Subsidiary, then the aggregate principal amount of Indebtedness secured thereby shall not exceed the Incremental EBITDA of the Acquired Subsidiary or such Acquired Assets; and

(n) in addition to Liens permitted by the foregoing clauses (a) through (m), inclusive, other Liens securing Indebtedness, provided that (i) Priority Debt shall not at any time exceed 15% of Net Tangible Assets, and (ii) Indebtedness under the Existing Bank Facility and the Support Agreements shall not be secured pursuant to this clause (n).

Notwithstanding the foregoing:

(x) the Issuer will not and will not permit any of its Subsidiaries to secure any Indebtedness outstanding under or pursuant to any Material Credit Facility or Senior Notes unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Issuer and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders; and

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(y) if at any time:

(1) pursuant to the terms and conditions of any Material Credit Facility or Senior Notes, Liens granted by the Issuer or any Subsidiary on any property or asset (the “Subject Collateral”) to secure Indebtedness outstanding under or pursuant to such Material Credit Facility or Senior Notes are discharged and released,

(2) no other Liens securing Indebtedness outstanding under any Material Credit Facility or Senior Notes exist on the Subject Collateral, and

(3) the Issuer has delivered to each holder of Notes an Officer’s Certificate certifying that (A) the conditions specified in clauses (1) and (2) above have been satisfied and (B) immediately preceding the release of such Liens and the Liens on the Subject Collateral granted in favor of the holders of Notes, and after giving effect thereto, no Default or Event of Default exists or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, any Liens on the Subject Collateral granted in favor of the holders of Notes pursuant to Section 10.5(b) or clause (x) above will be discharged and released, automatically and without the need for any further action; provided that, if in connection with any discharge and release of any such Liens under any Material Credit Facility or Senior Notes any fee or other form of consideration is given to any holder of Indebtedness under any Material Credit Facility or Senior Notes in connection with such discharge and release, the holders of the Notes shall receive commensurate consideration substantially concurrently therewith. Without limiting the foregoing, for purposes of further assurance, each of the holders of the Notes agrees to provide to the Issuer, if reasonably requested by the Issuer and at the Issuer’s expense, written evidence of such discharge and release signed by such holder (or the collateral agent appointed by the holders of Notes).

Section 10.6. Sale of Assets.

Except as set forth in Section 10.2, the Issuer will not and will not permit any Subsidiary Guarantor or any Restricted Subsidiary to make any Disposition except:

(a) Dispositions of inventory in the ordinary course of business;

(b) Dispositions of machinery and equipment no longer used or useful in the conduct of business of an Obligor and its Restricted Subsidiaries that are Disposed of in the ordinary course of business;

(c) Dispositions of assets to an Obligor or a Restricted Subsidiary, provided that if the transferor of such assets is an Obligor, the transferee thereof must be or, substantially contemporaneous with such Disposition, will become, an Obligor;

(d) Dispositions of accounts receivable and instruments in connection with the collection or compromise thereof in the ordinary course of business;

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(e) Dispositions of licenses, sublicenses, leases or subleases not interfering in any material respect with the business of an Obligor and its Restricted Subsidiaries in the ordinary course of business;

(f) Dispositions of cash or cash equivalents in the ordinary course of business;

(g) Dispositions in which: (i) the assets being disposed of are exchanged, within 365 days following such Disposition, for replacement assets having a fair market value, in the good faith opinion of the Issuer, at least equal to the then value of the asset, or if more than one asset, aggregate value of the assets, being disposed, which are to be used in the business of the Issuer or a Restricted Subsidiary or (ii) the Net Cash Proceeds thereof are (A) reinvested (by means of replacement, acquisition, repair, improvement, construction or development) within 365 days following such Disposition in one or more assets useful, or to be used, in the business of the Issuer or a Restricted Subsidiary and/or (B) applied, within 365 days following such Disposition, to the repayment or prepayment of Indebtedness of the Issuer or any Restricted Subsidiary (other than Indebtedness owing to the Issuer, any Subsidiary or any Affiliate) that is not in any manner subordinated in right of payment to the Obligations or any other Indebtedness of the Issuer or such Restricted Subsidiary, provided, in the case of this clause (B), that the Issuer offers to prepay the outstanding Notes held by each holder in accordance with Section 8.9 in a principal amount equal to such holder’s Ratable Portion of the Net Cash Proceeds in respect of such Disposition, or any combination of the foregoing;

(h) asset swaps with EEP or any of EEP’s Subsidiaries pursuant to the reasonable requirements of such Obligor’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to such Obligor or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate;

(i) Dispositions permitted by Sections 10.2 and 10.7;

(j) Dispositions pursuant to Securitization Transactions in an amount not to exceed 5% of Net Tangible Assets in the aggregate at any time;

(k) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of an Obligor or any Restricted Subsidiary;

(l) the granting of Liens permitted hereunder, and Dispositions of property subject to any such Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder’s claim, so long as the event associated with the granting of any such Lien or any such Disposition does not constitute an Event of Default under Section 11(f) or Section 11(i); and

(m) Dispositions not otherwise permitted under this Section 10.6 which in the aggregate for all Obligors and Restricted Subsidiaries do not exceed 15% of Net Tangible Assets in any fiscal year. For the avoidance of doubt and without exclusion of any other application of this clause (m), to the extent that Dispositions pursuant to Securitization Transactions exceed the amount permitted under clause (j) above, this clause (m) shall be available to permit such excess Dispositions.

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Section 10.7. Distributions.

During the existence of a Default which would become an Event of Default under clause (b) or (h) of Section 11 or an Event of Default, the Issuer will not and will not permit any Restricted Subsidiary to declare, pay or make any Distribution (in cash, property or obligations) on any interests (now or hereafter outstanding) in the Issuer or such Restricted Subsidiary or apply any of its funds, property or assets to the purchase of any partnership interests in the Issuer or other equivalent interests in such Restricted Subsidiary; provided that if the Issuer or such Restricted Subsidiary has declared a Distribution when no Default which would become an Event of Default under clause (b) or (h) of Section 11 or an Event of Default exists, it shall be permitted to pay that Distribution even if such Default or an Event of Default exists on the corresponding payment date unless on such payment date and prior to the making of such Distribution, the Issuer or such Restricted Subsidiary has knowledge that the maturity of all outstanding Obligations has been accelerated pursuant to Section 12.1; provided further, that any Restricted Subsidiary may declare, pay or make any Distribution to the Issuer or Midcoast Opco; and provided further that any Distributions declared, paid or made by any non-Wholly-Owned Subsidiary that is a Restricted Subsidiary to parties other than the Issuer or its Restricted Subsidiaries must be pro rata in respect of their proportionate ownership interests therein.

Section 10.8. Unrestricted Subsidiaries.

(a) The Issuer will not and will not permit any Restricted Subsidiary to guaranty or otherwise become liable in respect of any Indebtedness or other obligations of, grant any Lien on any of its property to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary, provided however that the Issuer or a Restricted Subsidiary may grant a Lien on the equity interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary that is otherwise non-recourse to the Issuer or such Restricted Subsidiary.

(b) The Issuer will not permit any Unrestricted Subsidiary to, directly or indirectly, (i) make any loans or advances to the Issuer or any Restricted Subsidiary, or (ii) hold any equity interests in the Issuer or any Restricted Subsidiary, excluding any investment in a public fund which holds securities of or otherwise makes investments in the Issuer or any Restricted Subsidiary.

Section 10.9. Purchases, Repayments and Prepayments of Certain Indebtedness.

(a) Prior to the date the Issuer receives an Investment Grade Rating, the Issuer will not and will not permit any Restricted Subsidiary to purchase, repay or prepay any subordinated Indebtedness or obligations under the Support Agreements or other Financial Support Obligations, except that an Obligor may purchase, repay or prepay such Indebtedness or obligations (x) so long as (A) in compliance with the terms of any applicable subordination agreement or intercreditor agreement and (B) no Default or

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Event of Default has occurred and is continuing or would result therefrom and (y) if immediately after giving effect to such purchase or payment, the Issuer is in compliance with Section 10.11 on a pro forma basis (determined as if any Indebtedness used to make such purchase, repayment or prepayment had been incurred (A) with respect to Section 10.11(a), on the last day of the most recently ended quarter for which financial statements have been provided to the holders and (B) with respect to Section 10.11(b), on the first day of the four-quarter period most recently ended for which financial statements have been provided to the holders).

(b) From and after the date the Issuer receives an Investment Grade Rating, the Issuer will not and will not permit any Restricted Subsidiary to purchase, repay or prepay any Qualifying Subordinated Indebtedness, except that an Obligor may purchase, repay or prepay Qualifying Subordinated Indebtedness (x) so long as (A) in compliance with the terms of the Intercompany Subordination Agreement (or other subordination agreement or intercreditor agreement entered into in accordance with the proviso to the definition of “Qualifying Subordinated Indebtedness”, as applicable) and (B) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) if immediately after giving effect to such purchase or payment, the Issuer is in compliance with Section 10.11 on a pro forma basis (determined as if any Indebtedness used to make such purchase, repayment or prepayment had been incurred (A) with respect to Section 10.11(a), on the last day of the most recently ended quarter for which financial statements have been provided to the holders and (B) with respect to Section 10.11(b), on the first day of the four-quarter period most recently ended for which financial statements have been provided to the holders).

Section 10.10. Priority Debt.

The Issuer will not at any time permit Priority Debt to exceed 15% of Net Tangible Assets.

Section 10.11. Financial Covenants.

(a) Total Leverage Ratio. As of the end of each applicable four-quarter period, commencing with the quarter ending September 30, 2014, the Issuer shall maintain a ratio of (i) Consolidated Funded Debt to (ii) Pro Forma EBITDA of no greater than (A) during an Acquisition Period, 5.50 to 1.00, and (B) during any period other than an Acquisition Period, 5.00 to 1.00; provided, that if at the end of any such applicable four-quarter period the Issuer shall not have maintained such ratio, the Issuer will have a period of 30 days following the later of the date a Responsible Officer of the Issuer has knowledge that such ratio has not been satisfied at the end of such period and 30 days following the end of such period, to cure such failure on a pro forma basis by satisfying the following clauses (1) or (2), or any combination of such clauses, by (1) obtaining an equity contribution which qualifies as equity under GAAP or (2) incurring Qualifying Subordinated Indebtedness under clause (a) of the definition thereof owing to an Affiliate (other than a Restricted Subsidiary) in a sufficient amount that (x) had the Issuer had such additional equity or Qualifying Subordinated Indebtedness proceeds, or a combination of both, at or prior to the end date of such applicable four-quarter period,

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and (y) had such amount been included in, and increased, Pro Forma EBITDA with respect to such applicable four-quarter period, the Issuer would have been in compliance with this Section 10.11(a) for such four-quarter period and, if the Issuer obtains such equity or such Qualifying Subordinated Indebtedness proceeds, or any combination thereof, during such cure period, but in no event shall such period end later than 60 days following the end of the corresponding ending four-quarter period, then it will be deemed to be in compliance with this Section 10.11(a) as of the end of such four quarter period; provided further, that, the proceeds of any equity contribution or incurrence of Qualifying Subordinated Indebtedness made pursuant to the foregoing proviso may not be applied to purchase or pay any Indebtedness that is subordinated to the Obligations. Any such additional equity or Qualifying Subordinated Indebtedness that has been added to Pro Forma EBITDA in accordance with this Section 10.11(a) shall be counted solely as an increase to Pro Forma EBITDA (and not as a reduction to Indebtedness (directly through repayment or indirectly through netting)) for the purpose of determining the Issuer’s compliance with this Section 10.11(a) and shall be disregarded for any other purpose, including for purposes of determining the satisfaction of any financial ratio-based condition or the availability of any basket under Section 10.

(b) Minimum Interest Coverage Ratio. As of the end of each applicable four-quarter period, commencing with the quarter ending September 30, 2014, the Issuer shall maintain a ratio of Pro Forma EBITDA to Consolidated Interest Expense for such four quarter period then ended of at least 2.50 to 1.00; provided, that if at the end of any such applicable four-quarter period the Issuer shall not have maintained such ratio, the Issuer will have a period of 30 days following the later of the date a Responsible Officer of the Issuer has knowledge that such ratio has not been satisfied at the end of such period and 30 days following the end of such period, to cure such failure on a pro forma basis by satisfying the following clauses (i) or (ii), or any combination of such clauses, by (i) obtaining an equity contribution which qualifies as equity under GAAP or (ii) incurring Qualifying Subordinated Indebtedness under clause (a) of the definition thereof owing to an Affiliate (other than a Restricted Subsidiary) in a sufficient amount that (x) had the Issuer had such additional equity or Qualifying Subordinated Indebtedness proceeds, or a combination of both, at or prior to the end date of such applicable four-quarter period, and (y) had such amount been included in, and increased, Pro Forma EBITDA with respect to such applicable four-quarter period, the Issuer would have been in compliance with this Section 10.11(b) for such four-quarter period and, if the Issuer obtains such equity or such Qualifying Subordinated Indebtedness proceeds, or any combination thereof, during such cure period, but in no event shall such period end later than 60 days following the end of the corresponding ending four-quarter period, then it will be deemed to be in compliance with this Section 10.11(b) as of the end of such four quarter period; provided further, that, the proceeds of any equity contribution or incurrence of Qualifying Subordinated Indebtedness made pursuant to the foregoing proviso may not be applied to purchase or pay any Indebtedness that is subordinated to the Obligations. Any such additional equity or Qualifying Subordinated Indebtedness that has been added to Pro Forma EBITDA in accordance with this Section 10.11(b) shall be counted solely as an increase to Pro Forma EBITDA (and not as a reduction to Indebtedness (directly through repayment or indirectly through netting)) for the purpose of determining the Issuer’s compliance with this Section 10.11(b) and shall be disregarded for any other purpose, including for purposes of determining the satisfaction of any financial ratio-based condition or the availability of any basket under Section 10.

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SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Issuer defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.5, Section 9.7, Section 9.8, Section 9.9 or Section 10; or

(d) the Issuer or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any other Financing Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Issuer receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (i) any representation or warranty made in writing by or on behalf of the Issuer or by any officer of the Issuer in any Financing Document or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Financing Document or any writing furnished in connection with any Financing Document proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Issuer or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of the Threshold Amount (or its equivalent in another currency) beyond any period of grace provided with respect thereto, or (ii) the Issuer or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount in excess of the Threshold Amount (or its equivalent in another currency) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event

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or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Issuer or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of the Threshold Amount (or its equivalent in another currency), or (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which the Issuer or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined) under such Swap Contract as to which the Issuer or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Issuer or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount (or its equivalent in another currency); or

(g) (i) the Issuer, Midcoast Opco or any Material Subsidiary is generally not paying, or admits in writing its inability to pay, its debts as they become due, or (ii) any Obligor or any Material Subsidiary (A) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (B) makes an assignment for the benefit of its creditors, (C) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (D) is adjudicated as insolvent or to be liquidated, or (E) takes limited partnership, limited liability company, corporate or other entity action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Issuer, Midcoast Opco or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer, Midcoast Opco or any Material Subsidiary, or any such petition shall be filed against the Issuer, Midcoast Opco or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

(i) one or more final judgments or orders for the payment of money aggregating in excess of $25,000,000 (or its equivalent in another currency), to the extent not covered by independent third-party insurance as to which the insurer has affirmed coverage in writing, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Issuer, Midcoast Opco and the Material Subsidiaries and either (A) enforcement proceedings upon assets of the Issuer, Midcoast Opco or any Material Subsidiary are lawfully commenced by any creditor upon any such judgment or (B) such judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

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(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Issuer or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Issuer or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Issuer or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Issuer or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k) any Financing Document shall cease to be in full force and effect (except as a result of agreement among the requisite holders or except as otherwise provided by the express terms of any Financing Document), any Obligor or any Person acting on behalf of any Obligor shall contest in any manner the validity, binding nature or enforceability of any Financing Document against any Obligor, or the obligations of any Obligor under any Financing Document are not or cease to be legal, valid, binding and enforceable against such Obligor in accordance with the terms of such Financing Document; or

(l) any subordination agreement or intercreditor agreement entered into in order to qualify Indebtedness as Qualifying Subordinated Indebtedness shall cease to be effective (other than pursuant to the terms provided therein) or otherwise shall cease to be a legal, valid and binding agreement enforceable against the holders of any Indebtedness under such Qualifying Subordinated Indebtedness in any material respect (other than as a result of the signatory for any holder of a Note not having the proper corporate authority to execute and deliver such subordination agreement or intercreditor agreement).

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration.

(a) If an Event of Default with respect to the Issuer described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (ii)(E) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

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(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

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Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer under Section 15, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A, in the case of a Series A Note, Schedule 1-B, in the case of a Series B Note, or Schedule 1-C, in the case of a Series C Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than

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$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender

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such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2. The Issuer will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all reasonable costs and expenses (including reasonable attorneys’ fees of one special counsel to Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Document (whether or not such amendment, waiver or consent becomes effective) within 20 Business Days after the Issuer’s receipt of any reasonably-detailed invoice therefor, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Issuer or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Documents and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $7,000. The Issuer will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any reasonable fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes.

Section 15.2. Survival. The obligations of the Issuer under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of the Financing Documents.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may, in good faith, be relied upon, as made as of the date therein provided, by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer pursuant to this Agreement shall be deemed representations and warranties of the Issuer under this Agreement made as of the date therein provided. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

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SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Issuer and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Issuer will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Financing Document. The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any other Financing Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any other Financing Document by a holder of a Note (i) that contains, is contingent upon, or is in contemplation of a current or future offer of prepayment or repurchase by the Issuer, any Subsidiary or any Affiliate of the Issuer or any Subsidiary (or any Person acting in concert with any of them), unless such offer is made to all holders on the same terms and conditions, or (ii) by a holder of a Note that has transferred or has agreed to transfer its Note to the Issuer, any Subsidiary or any Affiliate of the Issuer or any Subsidiary (or any other Person acting in concert with any of them) in

44

connection with such consent shall, in each case, be void and of no force or effect, except, in the case of any consent given pursuant to clause (ii) above, solely as to the holder that has so transferred or agreed to transfer any or all of its Notes, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect, except, in the case of any consent given pursuant to clause (ii) above, solely as to the holder that has so transferred or agreed to transfer any or all of its Notes.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or any other Financing Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer and any holder of a Note and no delay in exercising any rights hereunder or under any other Financing Document shall operate as a waiver of any rights of any holder of such Note.

Section 17.4. Notes Held by Issuer, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Financing Document, or have directed the taking of any action provided herein or in any other Financing Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing, or

(iii) if to the Issuer, to the Issuer at its address set forth at the beginning hereof to the attention of Treasurer or General Counsel, or at such other address as the Issuer shall have specified to the holder of each Note in writing.

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Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and each other Financing Document and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Issuer or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Issuer or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to

46

which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Financing Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Issuer or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Issuer, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

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Section 22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, and (b) all financial statements shall be prepared in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Financing Document, and either the Issuer or the Required Holders shall so request, the holders of the Notes and the Issuer shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Issuer shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Issuer or any Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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Section 22.7. Jurisdiction and Process; Waiver of Jury Trial.

(a) The Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Issuer consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes, any other Financing Document or any other document executed in connection herewith or therewith.

*    *    *    *    *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the Issuer.

Very truly yours, MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its General Partner

	By:	/s/ Terrance L. McGill
	Name:	Terrance L. McGill
	Title:	President

[Signature Page to Note Purchase Agreement - Midcoast Energy]

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	/s/ Brian F Landry
Name:	Brian F. Landry
Title:	Assistant Treasurer

ALLIANZ GLOBAL RISKS US INSURANCE COMPANY

By:	/s/ Brian F Landry
Name:	Brian F. Landry
Title:	Assistant Treasurer

FIREMAN’S FUND INSURANCE COMPANY

By:	Allianz Investment Management LLC, as authorized signatory and investment manager

By:	/s/ Brian F Landry
Name:	Brian F. Landry
Title:	Managing Director

[Signature Page to Note Purchase Agreement - Midcoast Energy]

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement - Midcoast Energy]

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ David L. Voge
Name:	David L. Voge
Title:	Fixed Income Portfolio Manager

[Signature Page to Note Purchase Agreement - Midcoast Energy]

PRIMERICA LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

PRIME REINSURANCE COMPANY, INC.

By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA

By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

5 STAR LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

USABLE LIFE

By:	Conning, Inc., as Investment Manager

	By:	/s/ Samuel Otchere
	Name:	Samuel Otchere
	Title:	Director

[Signature Page to Note Purchase Agreement - Midcoast Energy]

KENTUCKY FARM BUREAU MUTUAL INSURANCE COMPANY

By:	Fort Washington Investment Advisors As Investment Advisor

	By:	/s/ Steven K Kreider
	Name:	Steven K Kreider
	Title:	Senior Vice President & Chief Investment Officer

	By:	/s/ Douglas E Kelsey
	Name:	Douglas E Kelsey
	Title:	Vice President - Private Placements

AUTO-OWNERS INSURANCE COMPANY

By:	Fort Washington Investment Advisors As Investment Advisor

	By:	/s/ Steven K Kreider
	Name:	Steven K Kreider
	Title:	Senior Vice President & Chief Investment Officer

	By:	/s/ Douglas E Kelsey
	Name:	Douglas E Kelsey
	Title:	Vice President - Private Placements

AMERICAN FIDELITY ASSURANCE COMPANY

By:	Fort Washington Investment Advisors As Investment Advisor

	By:	/s/ Steven K Kreider
	Name:	Steven K Kreider
	Title:	Senior Vice President & Chief Investment Officer

	By:	/s/ Douglas E Kelsey
	Name:	Douglas E Kelsey
	Title:	Vice President - Private Placements

[Signature Page to Note Purchase Agreement - Midcoast Energy]

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By:	/s/ James J. Vance
Name: Title:	James J. Vance Vice President

By:	/s/ Jeffrey L. Stainton
Name: Title:	Jeffrey L. Stainton Vice President

COLUMBUS LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name: Title:	James J. Vance Vice President

By:	/s/ Kevin L. Howard
Name: Title:	Kevin L. Howard Vice President

INTEGRITY LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name: Title:	James J. Vance Vice President

By:	/s/ Kevin L. Howard
Name: Title:	Kevin L. Howard Senior Vice President

[Signature Page to Note Purchase Agreement - Midcoast Energy]

THE LAFAYETTE LIFE INSURANCE COMPANY

By:	/s/ James J. Vance
Name: Title:	James J. Vance Vice President

By:	/s/ Kevin L. Howard
Name: Title:	Kevin L. Howard Vice President

[Signature Page to Note Purchase Agreement - Midcoast Energy]

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Stuart Shepetin
Name: Title:	Stuart Shepetin Investment Officer

GENWORTH MORTGAGE INSURANCE CORPORATION

By:	/s/ Stuart Shepetin
Name: Title:	Stuart Shepetin Investment Officer

[Signature Page to Note Purchase Agreement - Midcoast Energy]

KNIGHTS OF COLUMBUS

By:	/s/ Charles E. Maurer, Jr.
Name: Title:	Charles E. Maurer, Jr. Supreme Secretary

[Signature Page to Note Purchase Agreement - Midcoast Energy]

MODERN WOODMEN OF AMERICA

By:	/s/ Michael E. Dau
Name: Title:	Michael E. Dau Treasurer & Investment Manager

[Signature Page to Note Purchase Agreement - Midcoast Energy]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian E. Lemons
Name:	Brian E. Lemons
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Brian E. Lemons
	Name:	Brian E. Lemons
	Title:	Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By:	Prudential Arizona Reinsurance Universal Company, as Grantor

	By:	Prudential Investment Management, Inc., as Investment Manager

		By:	/s/ Brian E. Lemons
		Name:	Brian E. Lemons
		Title:	Vice President

FARMERS INSURANCE EXCHANGE

By:	Prudential Private Placements Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placements Investors, Inc., (as its General Partner)

		By:	/s/ Brian E. Lemons
		Name:	Brian E. Lemons
		Title:	Vice President

[Signature Page to Note Purchase Agreement - Midcoast Energy]

MID CENTURY INSURANCE COMPANY

By:	Prudential Private Placements Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placements Investors, Inc. (as its General Partner)

		By:	/s/ Brian E. Lemons
		Name:	Brian E. Lemons
		Title:	Vice President

THE INDEPENDENT ORDER OF FORESTERS

By:	Prudential Private Placements Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placements Investors, Inc. (as its General Partner)

		By:	/s/ Brian E. Lemons
		Name:	Brian E. Lemons
		Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placements Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placements Investors, Inc. (as its General Partner)

		By:	/s/ Brian E. Lemons
		Name:	Brian E. Lemons
		Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placements Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placements Investors, Inc. (as its General Partner)

		By:	/s/ Brian E. Lemons
		Name:	Brian E. Lemons
		Title:	Vice President

[Signature Page to Note Purchase Agreement - Midcoast Energy]

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	Sentinel Asset Management, Inc.

	By:	/s/ Chris P. Gudmastad
	Name:	Chris P. Gudmastad
	Title:	Assistant Vice President

[Signature Page to Note Purchase Agreement - Midcoast Energy]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Matthew W. Smith
Name:	Matthew W. Smith
Title:	Director

[Signature Page to Note Purchase Agreement - Midcoast Energy]

VOYA INSURANCE AND ANNUITY COMPANY

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

SECURITY LIFE OF DENVER INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

By:	Voya Investment Management LLC, as Agent

	By:	/s/ Christopher P. Lyons
	Name:	Christopher P. Lyons
	Title:	Managing Director

[Signature Page to Note Purchase Agreement - Midcoast Energy]

WOODMEN OF THE WORLD LIFE INSURANCE COMPANY

By:	/s/ Shawn Bengtson
Name:	Shawn Bengtson
Title:	Vice President Investment

By:	/s/ Damian Howard
Name:	Damian Howard
Title:	Director Equities Investment

[Signature Page to Note Purchase Agreement - Midcoast Energy]

Schedule A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquired Assets” has the meaning set forth in the definition of “Incremental EBITDA”.

“Acquired Subsidiary” has the meaning set forth in the definition of “Incremental EBITDA”.

“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of property or assets (other than capital expenditures or acquisitions of inventory or supplies in the ordinary course of business) constituting all or substantially all of the assets of, or a business unit or division of, another Person or at least a majority of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Acquisition Period” means the period beginning with the date of payment of the purchase price for a Specified Acquisition (the “Acquisition Closing Date”) and continuing through the earliest of (a) the last day of the second fiscal quarter following the quarter in which the Acquisition Closing Date occurs, (b) the date designated by the Issuer as the termination date of such Acquisition Period, or (c) the Quarter End Date on which the Issuer is in compliance with Section 10.11(a) as such compliance is determined as if such period was not an Acquisition Period. As used in this definition, “Specified Acquisition” means any one or more transactions (x) consummated during a consecutive 9-month period pursuant to which the Issuer or one or more of its Restricted Subsidiaries, or any combination of the foregoing, directly or indirectly, whether in the form of capital expenditure, an investment, a merger, a consolidation, an amalgamation or otherwise and whether through a solicitation of tender of equity interests, one or more negotiated block, market, private or other transactions, or any combination of the foregoing, acquires for an aggregate purchase price of not less than $50,000,000 (or its equivalent in another currency) (i) all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person or (ii) more than 50% of the equity interests in any other Person, and (y) designated by the Issuer to the holders of the Notes as a “Specified Acquisition” (such designation may be made at any time during an Acquisition Period that began on the Acquisition Closing Date for such Specified Acquisition); provided that following a designation of a Specified Acquisition, the Issuer may not designate a subsequent Specified Acquisition unless, after the end of the most recent Acquisition Period there shall have occurred at least one Quarter End Date on which the Issuer is in compliance with Section 10.11(a), as such compliance is determined as if such period was not an Acquisition Period. As used in this definition, “Quarter End Date” means the last date of a fiscal quarter.

Schedule A-1

“Affiliate” means, with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the term “Controlled” shall have a meaning correlative to the foregoing. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated statements of financial position of the Issuer for the fiscal year ended December 31, 2013, and the related consolidated statements of comprehensive income, partners’ capital and cash flows for such fiscal year of such Person.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, other than any Operating Lease.

“Capital Stock” means shares of capital stock in a corporation, partnership interests in a partnership, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Capital Stock, to the extent such holder has not so converted such debt security).

“Change of Control” means the failure of Midcoast Holdings, L.L.C., a Delaware limited liability company, or any other Person, in each case during the period that such Person is the general partner of the Issuer, to be controlled, directly or indirectly, by EEP or Enbridge, or both of them.

Schedule A-2

“CISADA” is defined in Section 5.16(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Confidential Information” is defined in Section 20.

“Consolidated” or “consolidated” when used with reference to a Restricted Subsidiary or an Unrestricted Subsidiary means that such Restricted Subsidiary or Unrestricted Subsidiary is consolidated for financial reporting purposes in accordance with GAAP.

“Consolidated EBITDA” means, for any period, for the Issuer and its Restricted Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) (i) Consolidated Interest Expense deducted in determining such Consolidated Net Income, (ii) the amount of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) the amount of any one-time costs incurred in connection with the initial public offering of the Issuer’s equity securities, the Existing Bank Facility and its initial loan documents and its and its Restricted Subsidiaries’ credit support arrangements with its Affiliates and (v) non-cash operating expenses in an aggregate amount not to exceed $25,000,000 (or its equivalent in another currency) in any period; provided that for purposes of the foregoing, Consolidated Net Income and Consolidated Interest Expense shall be adjusted with respect to net income and expenses of non-Wholly-Owned Subsidiaries (other than Midcoast Opco), to the extent not already excluded from Consolidated Net Income, to reflect the Issuer’s pro rata ownership interest therein. If any Restricted Subsidiary is an Excluded Subsidiary on both (A) the last day of a Subject Period and (B) on the date (as used in this paragraph, the “Determination Date”) that is the earlier of (x) the date that the Issuer delivers an Officer’s Certificate pursuant to Section 7.2 for such Subject Period and (y) the date that the Issuer is required to deliver such Officer’s Certificate pursuant to Section 7.2, then the net income of such Restricted Subsidiary shall not be included in the calculation of Consolidated Net Income for such Subject Period and such Restricted Subsidiary’s interest expense, income taxes, depreciation and amortization shall not be added to Consolidated Net Income pursuant to clause (b) above. If a Restricted Subsidiary is not an Excluded Subsidiary on the last day of the Subject Period, or if such Restricted Subsidiary is an Excluded Subsidiary on the last day of a Subject Period but is no longer an Excluded Subsidiary on the Determination Date, then such Restricted Subsidiary will not be considered an Excluded Subsidiary during any part of the Subject Period, its net income will be included in the calculation of Consolidated Net Income for the Subject Period to the same extent as if it had not been an Excluded Subsidiary during any part of the Subject Period, and its interest expense, income taxes, depreciation and amortization will be added to Consolidated Net Income pursuant to clause (b) above. For the avoidance of doubt, and by way of an example (but not exhaustive of all other applicable examples), the EBITDA for a Subject Period which is attributable to a

Schedule A-3

Restricted Subsidiary, that at any time during that Subject Period was an Excluded Subsidiary, shall nonetheless be included in the Consolidated EBITDA for such Subject Period if, on either the last day of the Subject Period or the Determination Date such Restricted Subsidiary is, for whatever reason, no longer an Excluded Subsidiary, including by reason of discharging the Indebtedness that imposed the applicable Excluded Subsidiary Transfer Restriction or Excluded Subsidiary Transfer Restrictions or having otherwise terminated the application of all related provisions that imposed such restriction or restrictions.

“Consolidated Funded Debt” means, as of any date of determination, for the Issuer and its Restricted Subsidiaries on a consolidated basis, the sum of (without duplication) the following: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including all Obligations hereunder) and, without duplication, Indebtedness of the type described in clause (c) of the definition thereof and Indebtedness under the Working Capital Agreement; (b) that portion of obligations with respect to Capital Leases that are capitalized in the consolidated balance sheet of the Issuer and its Restricted Subsidiaries; (c) Financial Support Obligations and (d) without duplication, the unpaid principal amount of all Guarantee Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than the Issuer or any of its Restricted Subsidiaries; excluding in all cases to the extent included in Consolidated Funded Debt (i) Financial Support Obligations to the extent constituting Qualifying Subordinated Indebtedness and (ii) to the extent included in any of subsections (a) through (c) above, Designated Hybrid Securities.

“Consolidated Interest Expense” means, for any period, total interest expense of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP as set forth in the Issuer’s consolidated income statement for such period; provided that there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of interest payable by the Issuer or any Restricted Subsidiary which is not paid as a result of the operation of terms of any subordination agreement to which the Issuer or such Restricted Subsidiary is a party, until such interest is paid.

“Consolidated Net Income” means, for any period, the net income of the Issuer and its Restricted Subsidiaries from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from Dispositions of assets) for that period determined on a consolidated basis; provided, for the purposes of the definition of Consolidated Operating Income, Consolidated Net Income shall be calculated by including the Unrestricted Subsidiaries.

“Consolidated Net Worth” means, as to the Issuer at any date, the sum of (a) the amount of partners’ capital of the Issuer determined as of such date in accordance with GAAP, and (b) Designated Hybrid Securities; provided, there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of accumulated other comprehensive gain or loss as of such date determined in accordance with GAAP.

“Consolidated Operating Income” means, for any period, (a) the sum of Consolidated Net Income and Consolidated Interest Expense for such period less (b) the sum of consolidated interest income and consolidated income classified as “Other” for such period, and in each of the foregoing instances, “consolidated” refers to the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

Schedule A-4

“Controlled Entity” means any of the Subsidiaries of the Issuer and any of their or the Issuer’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the term “Controlled” shall have a meaning correlative to the foregoing.

“Debt Rating” means, as of any date of determination, the rating as determined and publicly announced by any Rating Agency of the Issuer’s non-credit-enhanced, senior unsecured long-term debt.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to the Notes of any Series, that per annum rate of interest that is the greater of (a) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (b) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

“Designated Hybrid Securities” means, as at the end of any fiscal quarter, the outstanding Hybrid Securities of the Issuer and Midcoast Opco at such date in a face amount that does not exceed, in the aggregate 15% of Total Capitalization at such date.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution” for any Person means, with respect to any Capital Stock issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such Capital Stock, (b) the declaration or payment of any dividend on or with respect to any such Capital Stock, and (c) any other payment by such Person with respect to such Capital Stock.

“EBITDA” means for any period and for any Person and its consolidated Subsidiaries the sum of (a) net income of such Person and its consolidated Subsidiaries from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from dispositions of assets), and (b) to the extent deducted in determining net income of such Person and its consolidated Subsidiaries (i) all interest expense plus the portion of rent expense of such Person under capitalized leases that is treated as interest in accordance with GAAP, (ii) the amount of taxes, based on or measured by income, and (iii) the amount of depreciation and amortization expense, in each case of such Person and its consolidated Subsidiaries for such period.

Schedule A-5

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“EEP” means Enbridge Energy Partners, L.P., a Delaware limited partnership.

“Enbridge” means Enbridge, Inc., a corporation incorporated under the federal laws of Canada.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“EPRM” means Enbridge Partners Risk Management, L.P., a Delaware limited partnership, and a Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“EPRM Swap Contracts” means Swap Contracts to which EPRM is a counterparty, provided that (a) no other Restricted Subsidiary is a counterparty thereto or has Guarantee Obligations with respect thereto, (b) EPRM engages in no business other than the entry into Swap Contracts and related documents, instruments and agreements, and the performance of obligations and duties, the taking of actions, and the exercise of rights, privileges, interests or benefits under and incidental thereto, and (c) EPRM’s assets consist solely of Swap Contracts and related documents, instruments and agreements, and rights, privileges, interests and benefits thereunder, and other assets related to, or needed or needful for, the performance of obligations, taking of actions or exercise of rights, privileges, interests or benefits thereunder or arising under, or in connection with, revenues and operations with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excess Swap Termination Value” means, as of any quarter-end date of determination, an amount equal to the excess of (a) the net aggregate Swap Termination Value as of such quarter-end date of (i) all Swap Contracts (other than EPRM Swap Contracts) pursuant to which one or more Restricted Subsidiaries of the Issuer are obligated as a counterparty and for which no other Restricted Subsidiary of the Issuer has a Guarantee Obligation with respect thereto, and (ii) all Swap Contracts for which one or more Restricted Subsidiaries of the Issuer has a Guarantee Obligation, in each case without duplication of any such Swap Contracts and Guarantee Obligations with respect thereto over (b) $150,000,000; provided that Excess Swap Termination Value shall exclude the net aggregate Swap Termination Value of Swap Contracts referred to in clause (a)(i) above to the extent that the obligations in respect of such Swap Contracts are supported by letters of credit for which EEP is the account party or parental

Schedule A-6

guarantees of EEP so long as any reimbursement obligations of the Issuer and its Restricted Subsidiaries in respect of such letters of credit or parental guarantees constitute Qualifying Subordinated Indebtedness.

“Excluded Subsidiary” means any Restricted Subsidiary which is subject to any Excluded Subsidiary Transfer Restrictions; provided, however, that a Restricted Subsidiary that is subject to Excluded Subsidiary Transfer Restrictions will not be deemed to be an Excluded Subsidiary by reason of such Excluded Subsidiary Transfer Restrictions if, after giving effect thereto, such Restricted Subsidiary is permitted to make the payments, loans, advances and transfers of the type described in clauses (a), (b), (c) and (d) of the definition of Intercompany Restrictions to the Issuer or to at least one other Restricted Subsidiary that is not subject to any Excluded Subsidiary Transfer Restrictions that restrict such Restricted Subsidiary’s ability to make such payments, loans, advances and transfers to the Issuer or Midcoast Opco.

“Excluded Subsidiary Transfer Restrictions” means restrictions of the type described in clauses (a), (b), (c), or (d) of the definition of Intercompany Restrictions, other than (a) restrictions of the type described in clause (d) which are otherwise excepted by any of clauses (iv), (v), (vi), (vii), or (viii) of the definition of Intercompany Restrictions, or (b) which would be Intercompany Restrictions absent the exception set forth in clause (iii) of the definition of Intercompany Restrictions.

“Existing Bank Facility” means the Credit Agreement, dated as of November 13, 2013, by and among the Issuer, Midcoast Opco, the subsidiary guarantors named therein, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, as amended and in effect from time to time.

“Financial Support Agreement” has the meaning set forth in the definition of “Support Agreements”.

“Financial Support Obligations” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries owing to any Affiliate (other than an Obligor) from time to time under the Support Agreements or evidenced by or arising pursuant to any instruments, loan agreements, accounting entries, ledger balances, advances, inter-company loans (regardless of whether documented or not), guarantees, reimbursement agreements or any other agreements.

“Financing Documents” means this Agreement, each Note, the Subsidiary Guaranty, each Guarantor Supplement, the Intercompany Subordination Agreement, each other subordination agreement or intercreditor agreement entered into in connection with this Agreement, and any instrument or agreement executed by any Obligor or any other Person granting a Lien to or for the benefit of the holders of Notes to secure the Obligations.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

Schedule A-7

“General Partner” means Midcoast Holdings, L.L.C., a Delaware limited liability company, and after the date of this Agreement, any one or more other Persons controlled, directly or indirectly, by EEP or Enbridge, or both of them, that shall succeed Midcoast Holdings, L.L.C. in the capacity as general partner of the Issuer.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Issuer or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer or any Restricted Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

“Guarantor Supplement” is defined in Section 9.7.

Schedule A-8

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Hybrid Securities” means any trust preferred securities or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions issued by the Issuer, Midcoast Opco or a Financing Vehicle. As used in this definition, “Financing Vehicle” means a business trust, limited liability company, limited partnership or similar entity (a) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries that are Restricted Subsidiaries) at all times by the Issuer or Midcoast Opco, (b) that has been formed for the sole purpose of issuing trust preferred securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Issuer or Midcoast Opco and (B) payments made from time to time on such subordinated debt. In order for any trust preferred securities or deferrable interest subordinated debt to be considered “Hybrid Securities” for purposes of this Agreement, not later than 20 Business Days prior to the delivery of any Officer’s Certificate pursuant to Section 7.2 (or such shorter time period as may be agreed by the Required Holders), if the Issuer, Midcoast Opco or any Financing Vehicle has issued any trust preferred securities or deferrable interest subordinated debt that it intends to treat as Hybrid Securities in connection with the calculations set forth on such Officer’s Certificate, the Issuer shall have delivered to the holders of the Notes information sufficient to demonstrate that the terms of such trust preferred securities or deferrable interest subordinated debt, as the case may be, meet the criteria set forth in this definition.

“Incremental EBITDA” means, (a) as to any Person which becomes a Restricted Subsidiary (an “Acquired Subsidiary”) as a result of an acquisition by the Issuer or a Restricted Subsidiary of such Acquired Subsidiary, EBITDA of such Person for the four full quarters ending immediately prior to the acquisition of such Acquired Subsidiary, or (b) in regard to the acquisition of all or substantially all of the business or assets of any Person or the operating division or business unit of any Person (an “Acquired Asset”) by the Issuer or a Restricted Subsidiary, EBITDA with respect to the Acquired Asset for the four full quarters ending immediately prior to the acquisition of such Acquired Asset, as reasonably determined by the Issuer and reasonably acceptable to the Required Holders.

Schedule A-9

“Indebtedness” means, as to any Person at a particular time, all of the following (without duplication):

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business of such Person, and (ii) Indebtedness of others of the type referred to in clauses (a), (b) and (d) of this definition (excluding prepaid interest thereon) secured by a Lien on property of such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but in amount not to exceed the lesser of the amount of such indebtedness of such other Person or the fair market value of such property at the relevant date of determination, excluding, however, from this clause (ii), any Liens on any property of a Person consisting of Capital Stock in an Unrestricted Subsidiary of such Person which secures Indebtedness otherwise non-recourse to such Person;

(d) Capital Leases;

(e) all Guarantee Obligations of such Person in respect of any of the foregoing; and

(f) obligations of such Person under Swap Contracts, and Guarantee Obligations of such Person in respect of Swap Contracts, but only to the extent of Excess Swap Termination Value.

For all purposes hereof, the Indebtedness of any Person shall include, without duplication, (i) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person by its governing agreements and applicable Laws except for customary exceptions acceptable to the Required Holders and (ii) the obligations of such Person owing to any Affiliates of such Person under the Support Agreements. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any net obligation under any Swap Contract, and the amount of any Guarantee Obligations in respect of any Swap Contract, on any date shall be deemed to be the Swap Termination Value of such Swap Contract as of such date.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal

Schedule A-10

amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercompany Restrictions” means agreements governing Indebtedness that contain terms, conditions, covenants or events of default that restrict, on terms materially more restrictive than provided in the Financing Documents, the ability of any Restricted Subsidiary to:

(a) pay distributions or dividends to the Issuer or any Restricted Subsidiary on its capital stock or other equity or with respect to any other interest or participation in, or measured by, its profits,

(b) to pay any amounts owed to the Issuer or any Restricted Subsidiary,

(c) to make loans or advances to the Issuer or any Restricted Subsidiary or

(d) to transfer any of its properties or assets to the Issuer or any Restricted Subsidiary other than restrictions existing under or by reason of:

(i) Indebtedness in effect on the date of the Closing described in Schedule 10.11 and Refinancings thereof provided that such restrictions are not amended or modified to expand the scope thereof,

(ii) applicable Laws,

(iii) instruments governing Indebtedness or Capital Stock of a Person or property acquired by the Issuer or a Restricted Subsidiary (except to the extent such Indebtedness was incurred in contemplation of such acquisition),

(iv) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business,

(v) provisions contained in documents creating Liens permitted by Section 10.5 which restrict the ability of the Issuer or a Restricted Subsidiary to transfer the assets that are subject to such Liens,

(vi) provisions in documents, other than those included in the preceding clause (v), creating purchase money obligations for property acquired in the ordinary course of business, which restrict the ability of the Issuer or a Restricted Subsidiary to transfer the assets acquired with the proceeds of such purchase money financing,

(vii) customary provisions in bona fide contracts for the sale of property or assets,

Schedule A-11

(viii) provisions with respect to the disposition or distribution of assets in joint venture agreements or other similar agreements entered into in the ordinary course of business, and

(ix) any Hybrid Security or indenture, document, agreement or security entered into or issued in connection with a Hybrid Security and constituting a restriction or condition on an issuer of any Hybrid Security from taking any of the actions set forth in clauses (a) through (d), inclusive, above.

“Intercompany Subordination Agreement” is defined in Section 4.12.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Issuer” means Midcoast Energy Partners, L.P., a Delaware limited partnership, or any successor that becomes such in the manner prescribed in Section 10.2.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, security interest or any other arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, a deposit arrangement and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction) for a creditor’s claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners, including, if applicable, the interest of a purchaser of accounts receivable but excluding the title of the lessor under any operating lease.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Issuer and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets, prospects or properties of the Issuer and its Restricted Subsidiaries taken as a whole, (b) the ability of any Obligor to pay any Obligations when due or otherwise to perform its Material obligations under the Financing Documents to which it is a party, or (c) the validity or enforceability against any Obligor of any Financing Document to which it is a party.

Schedule A-12

“Material Credit Facility” means, as to the Issuer and its Subsidiaries,

(a) the Existing Bank Facility, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Issuer or any Subsidiary, or in respect of which the Issuer or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Project” means any capital construction or expansion project of the Issuer or its Restricted Subsidiaries, the aggregate capital cost or budgeted capital cost of which, in each case, including capital costs expended prior to the acquisition of any such project by the Issuer or its Restricted Subsidiaries, as the case may be, exceeds $25,000,000 (or its equivalent in another currency).

“Material Project EBITDA Adjustments” means, with respect to each Material Project:

(a) prior to the Commercial Operation Date of such Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Required Holders as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project (or negotiated settlements in place in connection with such Material Project which the Issuer has demonstrated to the reasonable satisfaction of the Required Holders have the same effect), the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors deemed appropriate by the Required Holders) which may, at the Issuer’s option, be added to Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date (as used in this Agreement, references to “scheduled Commercial Operation Date” mean the scheduled Commercial Operation Date as reflected in the request from the Issuer to the holders of the Notes for approval of the applicable Material Project EBITDA Adjustments), then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii)

Schedule A-13

longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(b) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Required Holders as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (a) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Issuer’s option, be added to actual Consolidated EBITDA for such fiscal quarters.

Notwithstanding the foregoing:

(i) no such additions shall be allowed with respect to any Material Project unless:

(A) at least 20 days prior to the delivery of any Officer’s Certificate delivered pursuant to Section 7.2 (or such shorter time period as may be agreed by the Required Holders) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 10.11(a), the Issuer shall have delivered to the holders of the Notes a written request for Material Project EBITDA Adjustments setting forth (1) the scheduled Commercial Operation Date for such Material Project, (2) information regarding such scheduled Commercial Operation Date sufficient to demonstrate that such date meets the criteria sets forth in the definition of Commercial Operation Date, (3) pro forma projections of Consolidated EBITDA attributable to such Material Project, (4) information, as applicable, regarding (a) customer contracts relating to such Material Project (or negotiated settlements in connection with such Material Project), (b) the creditworthiness of the other parties to such contracts or settlements, as the case may be, (c) projected revenues from such contracts or settlements, as the case may be, (d) projected capital costs and expenses, (e) oil and gas reserve and production estimates, and (f) commodity price assumptions, and (5) such other information previously requested by any holder of a Note which it reasonably deemed necessary to approve such Material Project EBITDA Adjustments, and

(B) prior to the date any Officer’s Certificate is required to be delivered pursuant to Section 7.2, the Required Holders shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Required Holders may reasonably request, all in form and substance reasonably satisfactory to the Required Holders, and

(ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments for acquisitions pursuant to clause (a) of the definition of Pro Forma EBITDA).

Schedule A-14

“Material Subsidiary” means any Subsidiary that directly or through one or more Subsidiaries (a) owns assets with a book value equal to 10% or more of the book value of the consolidated assets of the Issuer and its Consolidated Subsidiaries, (b) contributed 10% or more of Consolidated Operating Income for any fiscal quarter during the four fiscal quarters most recently ended of the Issuer and its Consolidated Subsidiaries, or (c) is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on any date of determination. A Subsidiary will be deemed to have become a Material Subsidiary on either (i) the date of its acquisition or formation, if after giving effect to such acquisition or formation, it constitutes a Material Subsidiary, as reasonably determined by the Issuer and reasonably acceptable to the Required Holders, or, if applicable, (ii) the 75th day following the end of each of the first three fiscal quarters of the Issuer or the 120th day following the end of each fiscal year of the Issuer, as applicable, if as of the immediately preceding quarter-end or year-end, as applicable, and based on the financial statements prepared for such ending quarterly or annual period, it constituted a Material Subsidiary, as reasonably determined by the Issuer and reasonably acceptable to the Required Holders.

“Maturity Date” with respect to each Note, is defined in the first paragraph of such Note.

“Memorandum” is defined in Section 5.3.

“Midcoast Opco” means Midcoast Operating, L.P., a Texas limited partnership.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Cash Proceeds” means, with respect to any Disposition, the aggregate amount of the cash consideration received in respect of such Disposition, net of all reasonable fees and out-of-pocket expenses paid by the Issuer and its Restricted Subsidiaries to third parties (other than Affiliates) in connection with such Disposition.

“Net Tangible Assets” means, as of any date of determination, tangible assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as set forth in the consolidated balance sheet of the Issuer most recently delivered by the Issuer pursuant to Section 7.1(a) or Section 7.1(b), as the case may be, for the Issuer’s most recently completed fiscal quarter or fiscal year, as applicable.

“Notes” is defined in Section 1.1.

“Obligations” means all debts, liabilities and obligations of the Issuer arising under this Agreement and the Notes and any debts, liabilities and obligations of any Obligor under any Financing Document, whether direct or indirect, absolute or contingent, due or to become due,

Schedule A-15

now existing or hereafter arising and including any Make-Whole Amount and any interest that accrues after the commencement by or against the Issuer or any Affiliate of the Issuer of any proceeding under any Debtor Relief Laws naming the Issuer or such Affiliate as the debtor in such proceeding. As used in this definition, “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including without limitation, the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act.

“Obligor” means the Issuer and each Subsidiary Guarantor.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Issuer whose responsibilities extend to the subject matter of such certificate.

“Operating Lease” means (a) an operating lease under GAAP, (b) any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, and (c) any lease entered into after the date of this Agreement that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2013.

“Original Guarantors” means each of Midcoast Opco; Enbridge G & P (East Texas) L.P., a Texas limited partnership; Enbridge Pipelines (East Texas) L.P., a Texas limited partnership; Enbridge G & P (Oklahoma) L.P., a Texas limited partnership; Enbridge Pipelines (North Texas) L.P., a Texas limited partnership; Enbridge G & P (North Texas) L.P., a Texas limited partnership; ELTM, L.P., a Delaware limited partnership; Enbridge Pipelines (Texas Gathering) L.P., a Delaware limited partnership; Enbridge Marketing (North Texas) L.P., a Delaware limited partnership; Enbridge Energy Marketing, L.L.C., a Delaware limited liability company; Enbridge Gathering (North Texas) L.P., a Texas limited partnership; Enbridge Liquids Marketing (North Texas) L.P., a Delaware limited partnership; Enbridge Pipelines (Louisiana Liquids) L.L.C., a Delaware limited liability company; Enbridge Pipelines (Oklahoma Transmission) L.L.C., a Delaware limited liability company; Enbridge Marketing (U.S.) L.P., a Texas limited partnership; Enbridge Pipelines (Texas Liquids) L.P., a Texas limited partnership; and Midcoast OLP GP, L.L.C., a Delaware limited liability company.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

Schedule A-16

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Priority Debt” means, without duplication, the sum of (a) all Indebtedness of the Issuer and its Subsidiaries secured by Liens other than Liens permitted by Sections 10.5(a) through 10.5(m), inclusive, and (b) all Indebtedness of Subsidiaries (other than Indebtedness of any Subsidiary Guarantor, provided that with respect to any Subsidiary Guarantor (other than an Original Subsidiary Guarantor) the Issuer has complied with the provisions of Section 9.7(a)).

“Pro Forma EBITDA” means, at the time of any determination thereof, without duplication, Consolidated EBITDA for the preceding four quarters ending on such date (the “Subject Period”), calculated on a pro forma basis (a) at the Issuer’s option, making adjustments for Acquisitions of any Person made during such Subject Period, to the extent not reflected in such Consolidated Net Income, and (b) at the Issuer’s option, making Material Project EBITDA Adjustments.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Issuer and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualifying Subordinated Indebtedness” means:

(a) unsecured Indebtedness of the Issuer or any other Obligor owing to any Affiliate of the Issuer (other than an Obligor); provided that (i) such Indebtedness has a maturity date of at least six months subsequent to the last occurring Maturity Date of any Note, (ii) interest accruing on such Indebtedness is, at the option of the borrower thereunder, payable not in cash but in additional Indebtedness of like tenor and term, (iii) no amortization of principal of such Indebtedness is scheduled prior to the date that is at least six months subsequent to the last occurring Maturity Date of any Note, and (iv) no other Restricted Subsidiary has any Guarantee Obligation or other repayment obligation with respect thereto; or

Schedule A-17

(b) Indebtedness of the Issuer or any other Obligor owing to an Affiliate of the Issuer under (x) the Financial Support Agreement and (y) the Working Capital Agreement; provided that (i) such Indebtedness under the Working Capital Agreement has a maturity date of at least six months subsequent to the last occurring scheduled maturity date of any Senior Indebtedness (including, without limitation, the Notes), (ii) interest accruing on such Indebtedness may, if cash payments in respect of such interest are not permitted under the subordination agreement or intercreditor agreement referred to in the final proviso of this definition and upon at least five (5) Business Days’ advance written notice from the obligor, be paid by such obligor not in cash but in additional Indebtedness of like tenor and term, (iii) no amortization of principal of such Indebtedness is scheduled prior to the date that is at least six months subsequent to the last occurring scheduled maturity date of any Senior Indebtedness (including, without limitation, the Notes), and (iv) no other Restricted Subsidiary has any Guarantee Obligation or other repayment obligation with respect thereto;

provided further that, in the case of each of clauses (a) and (b), such Indebtedness is expressly subordinated to the Obligations pursuant to a subordination agreement substantially in the form of the Intercompany Subordination Agreement or another subordination or intercreditor agreement in form and substance satisfactory to the Required Holders.

“Ratable Portion” means, in respect of any holder of Notes and any Disposition by the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary, an amount equal to the product of:

(a) the Net Cash Proceeds being offered to be applied to the payment of Indebtedness pursuant to Section 10.6(g)(ii)(B), multiplied by

(b) a fraction, the numerator of which is the outstanding principal amount of Notes held by such holder, and the denominator of which is the aggregate outstanding principal amount of all Indebtedness being prepaid or offered to be prepaid pursuant to Section 10.6(g)(ii)(B) in connection with such Disposition.

“Rating Agency” means either of Moody’s and S&P.

“Refinancing” means, with respect to any Indebtedness, the extension, refinancing, renewal, replacement, defeasance or refunding of such Indebtedness.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates).

Schedule A-18

“Responsible Officer” means any Senior Financial Officer and any other officer of the Issuer with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securitization Entity” means Enbridge Receivables (U.S.) L.L.C. or any Affiliate thereof engaged in effecting Securitization Transactions and related activities.

“Securitization Transaction” means any transaction in which the Issuer or a Restricted Subsidiary sells or otherwise transfers accounts receivable or other rights to payment (whether existing or arising in the future) and assets related thereto to the Securitization Entity. The amount of any Securitization Transaction shall be deemed at any time to be the uncollected amount of the accounts receivable transferred to such purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and any discount in the purchase price thereof.

“Senior Financial Officer” means the president, chief financial officer, chief accountant, controller, treasurer or assistant treasurer of an applicable Obligor, or any general partner thereof on its behalf, or any general partner of any such general partner or any sole member thereof on its behalf, as the case may be.

“Senior Indebtedness” means the Obligations and any other Indebtedness of the Issuer or any Obligor (other than Indebtedness owing to the Issuer, any Subsidiary or any Affiliate) that is not in any manner subordinated in right of payment to the Obligations or any other Indebtedness of the Issuer or such Obligor.

“Senior Notes” means any senior notes issued by the Issuer to financial institutions or other institutional investors, or pursuant to capital market transactions, which (a) as of the date of issuance or incurrence, as applicable, have a maturity date of at least six months subsequent to the last occurring scheduled maturity date of the Existing Bank Facility and (b) do not schedule any amortization of principal prior to the date that is at least six months subsequent to the last occurring scheduled maturity date of the Existing Bank Facility.

“Series” means the Series A Notes, the Series B Notes or the Series C Notes, as the context may require.

Schedule A-19

“Series A Notes” is defined in Section 1.1.

“Series B Notes” is defined in Section 1.1.

“Series C Notes” is defined in Section 1.1.

“Source” is defined in Section 6.2.

“Springing Lien Collateral” means all property of the Obligors, other than Excluded Collateral (as defined in the Existing Bank Facility).

“Springing Lien Trigger Event” has the meaning set forth in the Existing Bank Facility.

“Subject Period” has the meaning set forth in the definition of “Pro Forma EBITDA”.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer (without duplication) to a Subsidiary or Subsidiaries of the Issuer.

“Subsidiary Guarantor” is defined in Section 1.2.

“Subsidiary Guaranty” is defined in Section 1.2.

“Substitute Purchaser” is defined in Section 21.

“Support Agreements” means (a) that certain financial support agreement, dated as of November 13, 2013, between EEP and Midcoast Opco (the “Financial Support Agreement”), and (b) that certain working capital loan agreement, dated as of November 13, 2013, between EEP and Midcoast Opco (the “Working Capital Agreement”).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms

Schedule A-20

and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of each Swap Contract, after taking into account the effect of any netting agreement related to such Swap Contract, (a) for any date on or after the date there has been an early termination of the transactions under such Swap Contract and a termination value has been determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a) the amount determined as the mark-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract.

“Threshold Amount” means $25,000,000.

“Total Capitalization” means, at any date, the total of (a) Consolidated Funded Debt plus (b) Consolidated Net Worth.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated to the holders of the Notes in writing by the Issuer as an Unrestricted Subsidiary after the date of this Agreement; provided, however, that no Subsidiary may be designated as an Unrestricted Subsidiary if, (a) on the effective date of designation, a Default or Event of Default has occurred and is continuing, (b) the creation, formation or acquisition of such Subsidiary would not otherwise be permitted under Section 10.2 hereof, (c) the creation, acquisition or formation of such Subsidiary would not be permitted under any material contract or agreement to which the Issuer or Midcoast Opco is a party or (d) based on the financial statements most recently delivered pursuant to Section 7.1 or the good faith determination by the Issuer, such Subsidiary is a Material Subsidiary; provided, further, that Midcoast Opco may not be designated as an Unrestricted Subsidiary. If an Unrestricted Subsidiary becomes a Material Subsidiary, such Subsidiary shall no longer be deemed an Unrestricted Subsidiary.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except, in the case of a Subsidiary that is not organized in the United States, directors’ qualifying shares or shares required by applicable Law to be held by a Person other than the Issuer or any Restricted Subsidiary) and voting interests of which are owned by any one or more of the Issuer and the Issuer’s other Wholly-Owned Subsidiaries at such time.

“Working Capital Agreement” has the meaning set forth in the definition of “Support Agreements”.

Schedule A-21

Schedule 1-A

[FORM OF SERIES A NOTE]

MIDCOAST ENERGY PARTNERS, L.P.

3.56% SERIES A SENIOR NOTE DUE SEPTEMBER 30, 2019

No. RA-[ ]	[Date]
$[ ]	PPN: 59564N A*4

FOR VALUE RECEIVED, the undersigned, MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (herein called the “Issuer”), hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on September 30, 2019 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.56% per annum from the date hereof, payable semiannually, on the 31st day of March and on the 30th day of September in each year, commencing with the March 31st or September 30th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 30, 2014 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

Schedule 1-A-1

the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MIDCOAST ENERGY PARTNERS, L.P.,
a Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its General Partner

By:
[Name]
[Title]

Schedule 1-A-2

Schedule 1-B

[FORM OF SERIES B NOTE]

MIDCOAST ENERGY PARTNERS, L.P.

4.04% SERIES B SENIOR NOTE DUE SEPTEMBER 30, 2021

No. RB-[ ]	[Date]
$[ ]	PPN: 59564N A@2

FOR VALUE RECEIVED, the undersigned, MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (herein called the “Issuer”), hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on September 30, 2021 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.04% per annum from the date hereof, payable semiannually, on the 31st day of March and on the 30th day of September in each year, commencing with the March 31st or September 30th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 30, 2014 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the

Schedule 1-B-1

person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its General Partner

By:
[Name]
[Title]

Schedule 1-B-2

Schedule 1-C

[FORM OF SERIES C NOTE]

MIDCOAST ENERGY PARTNERS, L.P.

4.42% SERIES C SENIOR NOTE DUE SEPTEMBER 30, 2024

No. RC-[ ]	[Date]
$[ ]	PPN: 59564N A#0

FOR VALUE RECEIVED, the undersigned, MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (herein called the “Issuer”), hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on September 30, 2024 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.42% per annum from the date hereof, payable semiannually, on the 31st day of March and on the 30th day of September in each year, commencing with the March 31st or September 30th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 30, 2014 (as from time to time amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”), between the Issuer and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the

Schedule 1-C-1

person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its General Partner

By:
[Name]
[Title]

Schedule 1-C-2

Schedule 1-D

FORM OF SUBSIDIARY GUARANTY

[Attached]

Schedule 1-D-1

Execution Version

GUARANTY AGREEMENT

Dated as of September 30, 2014

of

MIDCOAST OPERATING, L.P.,

ENBRIDGE G & P (EAST TEXAS) L.P.,

ENBRIDGE PIPELINES (EAST TEXAS) L.P.,

ENBRIDGE G & P (OKLAHOMA) L.P.,

ENBRIDGE PIPELINES (NORTH TEXAS) L.P.,

ENBRIDGE G & P (NORTH TEXAS) L.P.,

ELTM, L.P.,

ENBRIDGE PIPELINES (TEXAS GATHERING) L.P.,

ENBRIDGE MARKETING (NORTH TEXAS) L.P.,

ENBRIDGE ENERGY MARKETING, L.L.C.,

MIDCOAST OLP GP, L.L.C.,

ENBRIDGE GATHERING (NORTH TEXAS) L.P.,

ENBRIDGE LIQUIDS MARKETING (NORTH TEXAS) L.P.,

ENBRIDGE PIPELINES (LOUISIANA LIQUIDS) L.L.C.,

ENBRIDGE PIPELINES (OKLAHOMA TRANSMISSION) L.L.C.,

ENBRIDGE MARKETING (U.S.) L.P., and

ENBRIDGE PIPELINES (TEXAS LIQUIDS) L.P.

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of September 30, 2014 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 13.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I. Midcoast Energy Partners, L.P., a Delaware limited partnership (the “Issuer”), is entering into a Note Purchase Agreement dated as of September 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II. The Issuer has authorized the issuance of, and proposes to issue and sell, pursuant to the Note Agreement, (a) its 3.56% Series A Senior Notes due September 30, 2019 in the aggregate principal amount of $75,000,000, (b) its 4.04% Series B Senior Notes due September 30, 2021 in the aggregate principal amount of $175,000,000 and (c) its 4.42% Series C Senior Notes due September 30, 2024 in the aggregate principal amount of $150,000,000 (collectively, the “Initial Notes”). The Initial Notes and any other notes that may from time to time be issued pursuant to the Note Agreement (in the case of each Initial Note and each other such note, as amended, restated, supplemented or otherwise modified from time to time, and including any note issued in substitution for any Initial Note or other such note) are herein collectively called the “Notes” and individually a “Note”.

III. It is a condition to the agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV. Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The board of directors or similar governing body of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.	Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein, (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Issuer or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Issuer shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with

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respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2.	Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except (x) by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder or (y) in accordance with Section 9.7(b) of the Note Agreement.

Section 3.	Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or any Guarantor with respect to any Note, notice to the Issuer or to any

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Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 4.	Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.	Subrogation and Subordination.

(a) Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of

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reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Issuer or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement. Notwithstanding the foregoing, so long as no Default or Event of Default is in existence, this Guaranty Agreement shall not limit any Guarantor’s right to receive, in the ordinary course of business, payment from the Issuer or any other Guarantor of any obligations or indebtedness of the Issuer or any other Guarantor owing to such Guarantor.

(c) If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e) Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

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Section 6.	Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.	Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

Section 8.	Representations and Warranties of Each Guarantor.

Each Guarantor represents and warrants to each holder as follows:

Section 8.1. Organization; Power and Authority. Such Guarantor is a corporation, limited partnership or limited liability company, duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate, limited partnership or limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and each other Financing Document to which it is a party and to perform the provisions hereof and thereof.

Section 8.2. Authorization, Etc. This Guaranty Agreement and each other Financing Document to which such Guarantor is a party has been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of such Guarantor, and this Guaranty Agreement and each other Financing Document to which it is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 8.3. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by such Guarantor of this Guaranty Agreement and each other Financing Document to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such

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Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, certificate of formation, partnership agreement, limited liability company agreement, corporate charger or by-laws, shareholders agreement or any other Material agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries. “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Section 8.4. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by such Guarantor in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement or any other Financing Document to which it is a party.

Section 8.5. Information Regarding the Issuer. Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer. No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders. Such Guarantor has executed and delivered this Guaranty Agreement and each other Financing Document to which it is a party without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 8.6. Solvency. Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they are scheduled to mature, and will have capital sufficient to carry on its business.

Section 9.	Term of Guaranty Agreement.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and, subject to Section 9.7(b) of the Note Agreement, shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

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Section 10.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 11.	Amendment and Waiver.

Section 11.1. Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9 or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 11.2. Solicitation of Holders of Notes.

(a) Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 11 by a holder of a Note that has transferred or has agreed to transfer its Note to the

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Issuer, any Subsidiary or any Affiliate of the Issuer (including any Guarantor) (either pursuant to a waiver under Section 17.1(c) of the Note Agreement or subsequent to Section 8.5 of the Note Agreement having been amended pursuant to Section 17.1(c) of the Note Agreement) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 11.3. Binding Effect. Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 11.4. Notes Held by Issuer, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Issuer or any of their respective Affiliates shall be deemed not to be outstanding.

Section 12.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to any Guarantor, to c/o the Issuer at the address for communications to the Issuer provided for in Section 18 of the Note Agreement, or such other address as such Guarantor shall have specified to the holders in writing, or

(b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

Section 13.	Miscellaneous.

Section 13.1. Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure

9

to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 13.2. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 13.4. Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 13.5. Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 13.6. Jurisdiction and Process; Waiver of Jury Trial.

(a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10

(b) Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to Section 12. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 13.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 13.7. Reproduction of Documents; Execution.

This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13.7 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

[Remainder of Page Intentionally Left Blank]

11

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

MIDCOAST OPERATING, L.P.

By:
Name:
Title:

ENBRIDGE G & P (EAST TEXAS), L.P.

ENBRIDGE PIPELINES (EAST TEXAS), L.P.

ENBRIDGE G & P (OKLAHOMA), L.P.

ENBRIDGE PIPELINES (NORTH TEXAS), L.P.

ENBRIDGE G & P (NORTH TEXAS), L.P.

ELTM, L.P.

ENBRIDGE PIPELINES (TEXAS GATHERING), L.P.

ENBRIDGE MARKETING (NORTH TEXAS), L.P.

ENBRIDGE GATHERING (NORTH TEXAS) L.P.

ENBRIDGE LIQUIDS MARKETING (NORTH TEXAS) L.P.

ENBRIDGE PIPELINES (TEXAS LIQUIDS) L.P.

By: Enbridge Holdings (Texas Systems) L.L.C., the General Partner, and as the General Partner, of each of the foregoing listed entities

By:
Name:
Title:

ENBRIDGE ENERGY MARKETING, L.L.C.

By:
Name:
Title:

MIDCOAST OLP GP, L.L.C.

By:
Name:
Title:

ENBRIDGE PIPELINES (LOUISIANA LIQUIDS) L.L.C.

By:
Name:
Title:

ENBRIDGE PIPELINES (OKLAHOMA TRANSMISSION) L.L.C.

By:
Name:
Title:

ENBRIDGE MARKETING (U.S.) L.P.

By: Enbridge Marketing (U.S.) L.L.C., its General Partner

By:
Name:
Title:

EXHIBIT A

GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (this “Guarantor Supplement”), dated as of [            , 20    ] is made by [                    ], a [                    ] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below.

PRELIMINARY STATEMENTS:

I. Pursuant to the Note Purchase Agreement dated as of September 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), by and among Midcoast Energy Partners, L.P., a Delaware limited partnership (the “Issuer”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Issuer has issued and sold (a) $75,000,000 aggregate principal amount of its 3.56% Series A Senior Notes due September 30, 2019, (b) $175,000,000 aggregate principal amount of its 4.04% Series B Senior Notes due September 30, 2021 and (c) $150,000,000 aggregate principal amount of its 4.42% Series C Senior Notes due September 30, 2024 (collectively, the “Initial Notes”). The Initial Notes and any other notes that may from time to time be issued pursuant to the Note Agreement (in the case of each Initial Note and each other such note, as amended, restated, supplemented or otherwise modified from time to time, and including any note issued in substitution for any Initial Note or other such note) are herein collectively called the “Notes” and individually a “Note”.

II. The Issuer is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of September 30, 2014 executed by certain Subsidiaries of the Issuer (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 13.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Issuer’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

A-1

NOW THEREFORE, in consideration of the funds advanced to the Issuer by the Purchasers under the Note Agreement and to enable the Issuer to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 8 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 13.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 12 of the Guaranty Agreement is set forth below.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

A-2

Schedule 4.4(a)

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE OBLIGORS

1. (a) Each of Midcoast Energy Partners, L.P., a Delaware limited partnership (“Company”), the Delaware LP Guarantors and Enbridge Energy Partners, L.P., a Delaware limited partnership (“EEP”) (i) is a limited partnership validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §§ 17-101, et seq.) (the “DLP Act”) and (ii) has the limited partnership power and authority to execute and deliver each Financing Document to which it is a party and to perform its obligations under the provisions thereof.

(b) Each of the Delaware LLC Guarantors (i) is a limited liability company validly existing and in good standing under the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101, et seq.) (the “DLLC Act”) and (ii) has the limited liability company power and authority to execute and deliver each Financing Document to which it is a party and to perform its obligations under the provisions thereof.

(c) Each of the Texas LP Guarantors (i) is a limited partnership validly existing and in good standing under the laws of the State of Texas and (ii) has the limited partnership power and authority to execute and deliver each Financing Document to which it is a party and to perform its obligations under the provisions thereof.

2. Each of the Agreement and Subordination Agreement has been duly authorized, executed and delivered by Company and, under the laws of the State of New York, each constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms.

3. The Notes being purchased by you at the Closing have been duly authorized, executed and delivered by Company and, under the laws of the State of New York, constitute legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

4. Each of the Guaranty Agreement and the Subordination Agreement has been duly authorized, executed and delivered by each Guarantor and, under the laws of the State of New York, each constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms.

5. The Subordination Agreement has been duly authorized, executed and delivered by EEP and, under the laws of the State of New York, constitutes a legal, valid and binding obligation of EEP, enforceable against EEP in accordance with its terms.

Schedule 4.4(a)-1

6. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by Company, any Guarantor or EEP, as the case may be, pursuant to any statute, rule or regulation applicable to Company, any Guarantor or EEP, as the case may be, as a condition to the execution, delivery or performance by Company, any Guarantor or EEP, as the case may be, of any Financing Document to which it is a party.

7. (a) It is not necessary to register the offer, sale or issuance of the Notes or Guaranty Agreement under the Securities Act of 1933, as amended, in connection with the offer, sale and delivery (i) of the Notes by Company to you at the Closing or (ii) the Guaranty Agreement by each Guarantor to you at the Closing, in each case as contemplated by the Financing Documents.

(b) It is not necessary to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with the offer, sale and delivery of (i) the Notes by Company to you at the Closing or (ii) the Guaranty Agreement by each Guarantor to you at the Closing, in each case as contemplated by the Financing Documents.

8. a. The execution and delivery by Company and Guarantors of the Financing Documents to which Company or such Guarantor is a party, and the performance by Company and Guarantors of their respective obligations pursuant to the Financing Documents to which Company or such Guarantor is a party, will not, (a) result in any breach of, or constitute a default under, or result in the creation of any Lien on any property of Company or any Guarantor under, any existing obligations of Company or any Guarantor pursuant to the express provisions of any agreement or instrument that is filed as an exhibit to Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, or (b) violate (i) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority which is known by us to be applicable to Company or any Guarantor, (ii) any provision of any statute or other rule or regulation of any Governmental Authority applicable to Company or any Guarantor, or (iii) the certificate of limited partnership or agreement of limited partnership, or the certificate of formation or limited liability company agreement of Company or any Guarantor, as the case may be.

b. The execution and delivery by EEP of the Subordination Agreement, and the performance by EEP of its obligations pursuant to the Subordination, will not, (a) result in any breach of, or constitute a default under, or result in the creation of any Lien on any property of EEP, under any existing obligations of EEP pursuant to the express provisions of any agreement or instrument that is filed as an exhibit to EEP’s Annual Report on Form 10-K for the year ended December 31, 2013 or EEP’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014, or (b) violate (i) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority which is known by us to be applicable to EEP, (ii) any provision of any statute or other rule or regulation of any Governmental Authority applicable to EEP, or (iii) the certificate of limited partnership or agreement of limited partnership of EEP, as the case may be.

Schedule 4.4(a)-2

9. Neither Company nor any Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. Assuming Company uses the proceeds of the Notes solely for the purposes identified in, and complies with the provisions of, Section 5.14 of the Agreement, no proceeds of the Notes will be used by the Company in violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

Definitions:

Capitalized terms not defined in the opinion letter have the meanings assigned in the Agreement.

“Agreement” means the Note Purchase Agreement dated as of September 30, 2014 between the Company and each purchaser identified in Annex A to the opinion letter

“Delaware LLC Guarantors” means, collectively, EPipeLL, EPipeOK, EEM and MOLPGP, and a “Delaware LLC Guarantor” means any of them.

“Delaware LP Guarantors” means, collectively, ELMNT, EPipeTG, EMNT and ETLM, and a “Delaware LP Guarantor” means any of them.

“EEM” means Enbridge Energy Marketing, L.L.C., a Delaware limited liability company.

“EG&PET” means Enbridge G & P (East Texas) L.P., a Texas limited partnership.

“EG&PNT” means Enbridge G & P (North Texas) L.P., a Texas limited partnership.

“EG&POK” means Enbridge G & P (Oklahoma) L.P., a Texas limited partnership.

“EGNT” means Enbridge Gathering (North Texas) L.P., a Texas limited partnership.

“ELMNT” means Enbridge Liquids Marketing (North Texas) L.P., a Delaware limited partnership.

“EMNT” means Enbridge Marketing (North Texas) L.P., a Delaware limited partnership.

“EMUS” means Enbridge Marketing (U.S.) L.P., a Texas limited partnership.

“EPipeET” means Enbridge Pipelines (East Texas) L.P., a Texas limited partnership.

“EPipeLL” means Enbridge Pipelines (Louisiana Liquids) L.L.C., a Delaware limited liability company.

“EPipeNT” means Enbridge Pipelines (North Texas) L.P., a Texas limited partnership.

Schedule 4.4(a)-3

“EPipeOK” means Enbridge Pipelines (Oklahoma Transmission) L.L.C., a Delaware limited liability company.

“EPipeTG” means Enbridge Pipelines (Texas Gathering) L.P., a Delaware limited partnership.

“EPipeTL” means Enbridge Pipelines (Texas Liquids) L.P., a Texas limited partnership.

“ETLM” means ELTM, L.P., a Delaware limited partnership.

“Financing Documents” means the Agreement, the Notes, the Guaranty Agreement and the Subordination Agreement.

“Guarantors” means, collectively, Delaware LLC Guarantors, Delaware LP Guarantors and Texas LP Guarantors, and a “Guarantor” means any of them.

“Guaranty Agreement” means the Guaranty Agreement dated as of September 30, 2014, made by each Guarantor in favor of the Purchasers and other holders from time to time of the Notes.

“MOLP” means Midcoast Operating, L.P., a Texas limited partnership.

“MOLPGP” means Midcoast OLP GP, L.L.C., a Delaware limited liability company.

“Notes” means (a) $75,000,000 aggregate principal amount of the Company’s 3.56% Series A Senior Notes due September 30, 2019, (b) $175,000,000 aggregate principal amount of the Company’s 4.04% Series B Senior Notes due September 30, 2021 and (c) $150,000,000 aggregate principal amount of the Company’s 4.42% Series C Senior Notes due September 30, 2024, and as each of the foregoing (a) through (c) is further described in Annex A to the opinion letter.

“Purchasers” means each purchaser identified in Annex A to the opinion letter.

“Subordination Agreement” means the Subordination Agreement dated as of September 30, 2014, by and among EEP, the Purchasers, Company and Guarantors.

“Texas LP Guarantors” means, collectively, MOLP, EG&PET, EPipeET, EG&POK, EPipeNT, EG&PNT, EGNT, EMUS and EPipeTL, and a “Texas LP Guarantor” means any of them.

Schedule 4.4(a)-4

Schedule 4.4(b)

FORM OF OPINION OF SPECIAL COUNSEL

FOR THE PURCHASERS

1. Each of the Financing Documents constitutes a legal, valid and binding obligation of each Obligor that is a party thereto, enforceable against such Obligor in accordance with its respective terms.

2. The execution and delivery of each of the Financing Documents by each Obligor that is a party thereto, the issuance and sale of the Notes by the Company, and the performance by each Obligor of its obligations under each of the Financing Documents to which it is a party will not constitute a violation of (a) the Governing Documents or (b) any law, statute, rule or regulation of the State of New York or United States federal law.

3. No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America are required under the laws of the United States of America or the State of New York on behalf of any Obligor in connection with (a) the execution and delivery of each of the Financing Documents to which such Obligor is a party, or (b) the offer, issuance, sale and delivery of the Notes by the Company on the date hereof.

4. It is not necessary in connection with the offer and sale of the Notes delivered to the Purchasers today, or the execution and delivery to the Purchasers today by the Guarantors of the Guaranty, in each case under the circumstances contemplated by the Financing Documents, to register the offer and sale to the Purchasers today of the Notes or the Guaranty under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

5. Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.

Definitions:

“Chosen-Law Provision” means each provision contained in the Financing Documents stating that they are to be governed by the laws of the State of New York.

“Company” means Midcoast Energy Partners, L.P., a Delaware limited partnership.

“Financing Documents” means the Note Purchase Agreement, the Notes and the Guaranty.

“Governing Documents” means each Obligor’s certificate of formation and operating agreement or partnership agreement, as applicable, as attached to a certificate of the Secretary or Assistant Secretary of each Obligor dated the date of the opinion letter and delivered pursuant to Section 4.3(b) of the Note Purchase Agreement.

Schedule 4.4(b)-1

“Guarantors” means Midcoast Operating, L.P., a Texas limited partnership, Enbridge G & P (East Texas) L.P., a Texas limited partnership, Enbridge Pipelines (East Texas) L.P., a Texas limited partnership, Enbridge G & P (Oklahoma) L.P., a Texas limited partnership, Enbridge Pipelines (North Texas) L.P., a Texas limited partnership, Enbridge G & P (North Texas) L.P., a Texas limited partnership, ELTM, L.P., a Delaware limited partnership, Enbridge Pipelines (Texas Gathering) L.P., a Delaware limited partnership, Enbridge Marketing (North Texas) L.P., a Delaware limited partnership, Enbridge Energy Marketing, L.L.C., a Delaware limited liability company, Enbridge Gathering (North Texas) L.P., a Texas limited partnership, Enbridge Liquids Marketing (North Texas) L.P., a Delaware limited partnership, Enbridge Pipelines (Louisiana Liquids) L.L.C., a Delaware limited liability company, Enbridge Pipelines (Oklahoma Transmission) L.L.C., a Delaware limited liability company, Enbridge Marketing (U.S.) L.P., a Texas limited partnership, Enbridge Pipelines (Texas Liquids) L.P., a Texas limited partnership, and Midcoast OLP GP, L.L.C., a Delaware limited liability company.

“Guaranty” means the Guaranty Agreement, dated as of September 30, 2014, entered into in connection with the Note Purchase Agreement, by each of the Guarantors in favor of the Purchasers and the other holders from time to time of the Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 30, 2014, by and among the Company and each of the Purchasers.

“Notes” means the Series A Notes, the Series B Notes and the Series C Notes, each dated as of September 30, 2014, in the form of Schedule 1-A, Schedule 1-B or Schedule 1-C, respectively, to the Note Purchase Agreement and in the respective names and principal amounts, and with the respective registration numbers, set forth on Schedule B to the Note Purchase Agreement.

“Obligors” means the Company and the Guarantors.

“Purchasers” means the purchasers named on Annex 1 to the opinion letter.

“Series A Notes” means the Company’s $75,000,000 3.56% Series A Senior Notes, due September 30, 2019.

“Series B Notes” means the Company’s $175,000,000 4.04% Series B Senior Notes, due September 30, 2021.

“Series C Notes” means the Company’s $150,000,000 4.42% Series C Senior Notes, due September 30, 2024.

Schedule 4.4(b)-2

Schedule 4.12

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

[Attached]

Schedule 4.12-1

Execution Version

SUBORDINATION AGREEMENT

by

MIDCOAST ENERGY PARTNERS, L.P., and

Other Obligors from time to time party hereto

and

ENBRIDGE ENERGY PARTNERS, L.P., and

Certain of its Subsidiaries and Affiliates from time to time party hereto

In favor of

THE NOTEHOLDERS

Dated as of September 30, 2014

-i-

(continued)

-ii-

(continued)

		Page

13.11	Beneficiaries	32

13.12	Conflict with Collateral Agreements	32

-iii-

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT made as of September 30, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Issuer”), MIDCOAST OPERATING, L.P., a Texas limited partnership (“Midcoast”), the other Obligors (as defined below) party hereto or from time to time party hereto, ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (“EEP”), the subsidiaries and other affiliates of EEP party hereto or from time to time party hereto (each an “EEP Affiliate,” and together with EEP and each of their respective successors and permitted assigns, collectively, the “Subordinated Creditors” and individually, a “Subordinated Creditor”), in favor of the Noteholders (as defined below).

PRELIMINARY STATEMENT

Reference is made to the Note Purchase Agreement dated as of even date herewith (as it may be amended, restated, increased, renewed, refinanced, extended or otherwise modified or supplemented from time to time, the “Note Agreement,” which term shall include any note purchase agreement entered into in replacement thereof), among the Issuer and the Noteholders listed in the signature pages hereto, pursuant to which the Issuer is issuing and selling to such Noteholders (i) $75,000,000 aggregate principal amount of its 3.56% Series A Senior Notes due September 30, 2019, (ii) $175,000,000 aggregate principal amount of its 4.04% Series B Senior Notes due September 30, 2021, and (iii) $150,000,000 aggregate principal amount of its 4.42% Series C Senior Notes due September 30, 2024 (as amended, restated or otherwise modified from time to time and including any notes issued in substitution therefor, collectively, the “Notes”. The Issuer’s obligations in respect of the Notes are guaranteed by certain other Obligors that are Subsidiary Guarantors (as defined in the Note Agreement) pursuant to the Guaranty Agreement dated as of even date herewith (as it may be amended, restated, extended or otherwise modified or supplemented from time to time, the “Subsidiary Guaranty,” which term shall include any guaranty agreement entered into in replacement thereof) made by each of the Obligors party thereto.

RECITALS

WHEREAS, EEP and Midcoast, a subsidiary of the Issuer and a guarantor of the obligations under the Note Agreement and the Notes, are parties to (i) that certain Financial Support Agreement effective as of November 13, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financial Support Agreement”), pursuant to which EEP has agreed, among other things, to continue to facilitate the provision of letters of credit to Midcoast and its subsidiaries under EEP’s credit facilities and to provide guarantees to Midcoast and its subsidiaries, each on the terms and conditions set forth in the Financial Support Agreement, and (ii) that certain Working Capital Loan Agreement effective as of November 13, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Working Capital Agreement” and, collectively with the Financial Support Agreement, the “Support Agreements,” and individually, a “Support Agreement”) pursuant to which EEP has agreed, among other things, to make revolving loans to Midcoast, on the terms and conditions set forth in the Working Capital Agreement;

WHEREAS, Midcoast and certain of its subsidiaries may from time to time owe certain reimbursement obligations or other indebtedness to EEP under the Support Agreements;

WHEREAS, the Obligors are party to that certain Credit Agreement, dated as of November 13, 2013, by and among the Obligors, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, as amended by that certain Amendment No. 1 to Credit Agreement and Extension Agreement dated as of September 30, 2014 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Bank Agreement”);

WHEREAS, Section 3(c) of the Financial Support Agreement and Section 29(c) of the Working Capital Agreement generally provide, among other things, that Midcoast shall not, and shall not permit any of its affiliates to, grant or permit any liens on any asset or property to secure the indebtedness and obligations under Midcoast’s principal commercial bank revolving credit facility, unless it and each of them has granted or concurrently grants a lien to EEP on such asset or property to secure its obligations under the Financial Support Agreement and the Working Capital Agreement, respectively, on a second-priority basis, and, in scope, nature, type of, but second priority to, the liens at any time, and from time to time, granted, created, perfected and maintained to secure the indebtedness and obligations under such principal commercial bank revolving credit facility;

WHEREAS, upon the occurrence of a Springing Lien Trigger Event (as defined in the Bank Agreement), the Obligors shall grant Bank of America, N.A., as Administrative Agent, for the benefit of the lenders party to the Bank Agreement, a valid and perfected first-priority security interest, subject only to Permitted Liens (as defined in the Bank Agreement), in the Collateral (as defined below) to secure the Obligations (as defined in the Bank Agreement) and, pursuant to the respective Support Agreements, shall grant EEP a valid and perfected, second-priority security interest in the Collateral, junior in all respects to the security interest granted in favor of Bank of America, N.A., as Administrative Agent, under the Bank Agreement;

WHEREAS, Section 10.5 of the Note Agreement provides, among other things, that the Issuer shall not, and shall not permit any of its Subsidiaries to, grant or permit any liens on any asset or property to secure the indebtedness and obligations under the Bank Agreement, other than liens on the Collateral so long as the Notes (and any guaranty delivered in connection therewith) are concurrently secured equally and ratably with such indebtedness and obligations;

WHEREAS, pursuant to the Note Agreement and the Subsidiary Guaranty, the Obligors will owe certain Senior Indebtedness (as defined below) to the Senior Lenders, and it is a condition to the Senior Lenders’ willingness to enter into the Note Agreement and related Financing Documents that, among other things, (i) the Subordinated Creditors shall have also subordinated their right to payment to all indebtedness or obligations now or hereafter owed or owing by the Obligors to the Subordinated Creditors under the Support Agreements in the manner and to the extent provided in this Agreement, (ii) in the event the indebtedness and obligations under the Bank Agreement become secured by first-priority, duly-perfected liens on, and security interests against, the Collateral upon the occurrence of a Springing Lien Trigger Event, the Senior Indebtedness shall also be secured by equal and ratable first-priority, duly-perfected liens on, and security interests against, the Collateral, (iii) the Subordinated

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Indebtedness (as defined herein) shall at all times be unsecured, except that if the Senior Lenders shall first have been granted a first-priority, duly-perfected lien and security interest in and against the Collateral, the Subordinated Creditor may at such time, and only to the extent expressly permitted under the Note Agreement and the Support Agreements, receive a junior priority lien and security interest in the same collateral to secure the Subordinated Indebtedness, but all such liens and security interests shall be subordinate and junior to all first-priority liens and security interests securing the Senior Indebtedness; and

WHEREAS, the Note Agreement requires, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the payment of the Senior Indebtedness and the Subordinated Indebtedness and with respect to the common Collateral, each as herein defined.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Subordinated Creditors and the Obligors), and to induce the Senior Lenders to enter into the Note Agreement and related Financing Documents, from which the Subordinated Creditors and Obligors will receive benefit, the Obligors and the Subordinated Creditors hereby agree, for the benefit of the Senior Lenders, as follows:

Article 1

INTERPRETATION

1.1 Definitions

In this Agreement, including the preliminary statement and the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Note Agreement. In addition, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Attorney Costs” shall mean and include all fees and disbursements of any law firm or other external counsel but expressly excludes the allocated cost of internal legal services and all disbursements of internal counsel.

“Bank Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Beneficiary” means, at each relevant time of determination, each of (a) the holders of Senior Indebtedness and (b) the holders of Other Senior Indebtedness; and in each case that any such holders or group thereof are represented by an agent, shall also mean such agent for the benefit of such respective holders.

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“Beneficiary Indebtedness” means, collectively, the Senior Indebtedness and the Other Senior Indebtedness.

“Collateral” shall have the meaning assigned to the term “Springing Lien Collateral” in the Note Agreement.

“Collateral Agreement” means, collectively, any and all collateral agency agreements, intercreditor agreements or similar agreements with regard to the Collateral, by and among the Senior Lenders and the other Beneficiaries (or their agent representative(s)), in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“DIP Financing” shall have the meaning assigned to such term in Section 5.1(m) hereof.

“DIP Financing Liens” shall have the meaning assigned to such term in Section 5.1(m) hereof.

“DIP Lenders” shall have the meaning assigned to such term in Section 5.1(m) hereof.

“Discharge of Senior Indebtedness” shall mean indefeasible payment in full in cash of all outstanding Obligations.

“Discharge of Subordinated Indebtedness” shall mean payment in full of all outstanding obligations under the Support Agreements, termination or expiration of all letters of credit (other than letters of credit as to which arrangements satisfactory to each letter of credit issuer thereof, in its sole discretion, have been made) and guarantees thereunder, and termination of all obligations and commitments thereunder and the reduction thereof to zero, provided such payment, terminations, expiration, satisfactory arrangements and reduction referred to in this definition are evidenced by a signed writing to such effect by an authorized representative of each Subordinated Debt Party and delivered to the Senior Lenders or their representative and, provided, further, all payments or transfers received by a Subordinated Debt Party on account of Subordinated Indebtedness constituted Permitted Payments hereunder and were not otherwise prohibited by or in violation of the Note Agreement or this Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“EEP” shall have the meaning assigned to such term in the introductory paragraph hereof.

“EEP Affiliates” shall have the meaning assigned to such term in the introductory paragraph hereof.

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“Enforcement Action” shall mean (a) an action, proceeding, or similar undertaking with respect to the Collateral, or any portion thereof, (i) to collect or to cause, in each case either directly or indirectly, whether from the exercise of Control or otherwise, the payment of any Subordinated Indebtedness from an Obligor, (ii) to take from or for the account of any Obligor, by set-off, recoupment or in any other manner, the whole or any part of any moneys or accounts which may now or hereafter be owing by or to any Obligor or (iii) to enforce or exercise, or seek to enforce or exercise, any rights and remedies under any agreement or document in respect of the Collateral, or any portion thereof, or under applicable law with respect to the Collateral, (b) to exercise any put option or to cause any Obligor to honor any redemption or mandatory prepayment obligation under any agreement or document in respect of Subordinated Indebtedness or (c) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, attach, recover against, foreclose upon, take possession of or sell any Collateral.

“Equity Interests” shall have the meaning assigned to the term “Capital Stock” in the Note Agreement.

“Financial Support Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Financing Documents” shall have the meaning assigned to such term in the Note Agreement.

“Impermissible Subordinated Debt Liens” shall have the meaning assigned to such term in Section 3.1(c) hereof.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Obligor or for property or assets of any Obligor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for property or assets of any Obligor, (c) any voluntary or involuntary dissolution, winding-up, readjustment or liquidation of any Obligor, or (d) a general assignment for the benefit of creditors by any Obligor.

“Issuer” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Midcoast” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Non-Conforming Plan of Reorganization” shall mean any Plan of Reorganization in an Insolvency Proceeding or other Proceeding (as defined below) that contravenes the terms of this Agreement, including without limitation, any Plan of Reorganization that does not provide for payments or distributions in respect of the Senior Indebtedness (and any security thereof) to be made with the priority specified herein or that seeks to make payments or distributions on account of the Subordinated Indebtedness (or any security thereof) prior to the Discharge of the Senior Indebtedness.

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“Note Agreement” shall have the meaning assigned to such term in the preliminary statement hereof.

“Notes” shall have the meaning assigned to such term in the preliminary statement hereof.

“Noteholders” shall mean each of the holders from time to time of the Notes.

“Obligor” shall mean the Issuer and each Subsidiary Guarantor (as defined in the Note Agreement).

“Other Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 3.3 hereof.

“Other Senior Indebtedness” shall mean all Indebtedness (other than Senior Indebtedness) that is not in any manner subordinate in right of payment of any Beneficiary Indebtedness then outstanding (including the Obligations (as defined in the Bank Agreement)) and obligations arising under any applicable definitive documentation governing such Indebtedness, including without limitation and duplication, in each case, (a) Post-Petition Interest and (b) all fees, costs, charges and expenses (including reasonable attorney fees, costs and expenses), accrued or incurred after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding, which Indebtedness is incurred by the Obligors, or any of them, subject to the terms and conditions set forth in the Note Agreement, from time to time, and for which a subordination agreement in form and substance substantially the same as this Agreement, mutatis mutandis, has been executed and delivered by the Subordinated Creditor and is in effect as of any date of determination. For the avoidance of doubt, to the extent any payment with respect to any Other Senior Indebtedness (whether by or on behalf of any Obligor, as proceeds of Collateral, enforcement of any Lien, right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor-in- possession, trustee, a creditor, any Subordinated Debt Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the holders of such Other Senior Indebtedness and each Subordinated Debt Party, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Permitted Payments” shall have the meaning assigned to such term in Section 7.1 hereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or agreement proposed in or in connection with any Insolvency Proceeding or other Proceeding.

“Post-Petition Interest” shall mean interest (including interest at the Default Rate with respect to the applicable Note) accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding.

“Proceeding” shall have the meaning assigned to such term in Section 2.2(a) hereof.

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“Pro Rata Basis” shall mean, at each relevant time of determination, with respect to Beneficiary Indebtedness then held by a Beneficiary and distributions, payments, turn overs, remittances and the like to such Beneficiary as prescribed hereunder, an amount equal to the product of such distributed, paid, turned over, remitted or otherwise delivered amounts multiplied by a fraction, (a) the numerator of which is the then-outstanding balance of the Beneficiary Indebtedness held by such Beneficiary, and (b) the denominator of which is the then-outstanding balance of all Beneficiary Indebtedness. It shall be the responsibility of the Issuer (and not any Subordinated Debt Party) to calculate and designate in writing to each applicable Subordinated Debt Party the applicable amount to be distributed, paid over, turned over, remitted or otherwise transferred to a Beneficiary on a Pro Rata Basis, and until the applicable Subordinated Debt Party has received such written designation, at each applicable time, it shall not be required to make such distribution, payment over, turn over, remittance or other transfer (unless directed in writing by all Beneficiaries), provided, however, that any error made by the Issuer in respect of such calculation or designation shall not relieve the Issuer or any other Obligor of its obligations under any Beneficiary Indebtedness or of such Subordinated Debt Parties of its obligations hereunder.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced”, “Refinances” and “Refinancing” shall have correlative meanings.

“Release” shall have the meaning assigned to such term in Section 4.3(a) hereof.

“Required Holders” means the holders of more than 50% in principal amount of the Notes (without regard to series) at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates (as defined in the Note Agreement)).

“Senior Indebtedness” shall have the meaning assigned to the term “Obligations” in the Note Agreement, together with (a) Post-Petition Interest and (b) all fees, costs, charges, and expenses, including reasonable Attorney Costs, accrued or incurred after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding. For the avoidance of doubt, to the extent any payment with respect to any Senior Indebtedness (whether by or on behalf of any Obligor, as proceeds of Collateral, enforcement of any Lien, right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor-in- possession, trustee, a creditor, any Subordinated Debt Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Lenders and each Subordinated Debt Party, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Lenders” shall mean, collectively, the Noteholders and any trustee and/or collateral trustee appointed for the benefit and on behalf of the Noteholders.

“Subordinated Creditor” and “Subordinated Creditors” each shall have the meaning set forth in the introductory paragraph hereof.

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“Subordinated Debt Party” or “Subordinated Debt Parties” shall mean, at any time, (a) each Subordinated Creditor, (b) each other Person to whom any of the Subordinated Indebtedness (including indemnification obligations) is, or hereafter may become, owed or owing, and (c) the successors and permitted assigns of each of the foregoing.

“Subordinated Indebtedness” shall mean the Indebtedness of each Obligor owing to any Affiliate of any Obligor (other than another Obligor) under the Support Agreements.

“Subsidiary Guaranty” shall have the meaning assigned to such term in the preliminary statement hereof.

“Support Agreements” shall have the meaning assigned to such term in the recitals hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Working Capital Agreement” shall have the meaning assigned to such term in the recitals hereof.

1.2 Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and permitted assigns and (ii) to any Obligor shall be construed to include the Obligor as debtor and debtor-in-possession and any receiver or trustee for the Obligor, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, unless noted otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) all references to the Senior Lenders include each of the Noteholders individually and any combination thereof.

1.3 Headings

The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

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1.4 Governing Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. The Subordinated Debt Parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, without prejudice to the rights of the Senior Lenders to take proceedings in any other jurisdiction.

1.5 Severability

If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

1.6 Time of the Essence

Time shall be of the essence of this Agreement.

Article 2

POSTPONEMENT AND SUBORDINATION OF PAYMENT

2.1 General Postponement and Subordination

Except that any Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below, until the Discharge of Senior Indebtedness:

a.	each Subordinated Debt Party’s right to payment of the Subordinated Indebtedness is hereby irrevocably made subject to and subordinate and junior in right of payment to all of the Senior Lenders’ right to payment of the Senior Indebtedness;

b.	the Subordinated Indebtedness shall be and is hereby irrevocably expressly postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Indebtedness and the Discharge of Senior Indebtedness;

c.	no Obligor shall make or give, and no Subordinated Debt Party shall accept, any payment, transfer or other thing of value, on account of the Subordinated Indebtedness;

d.	no Subordinated Debt Party shall accept any repayment, prepayment or other satisfaction of all or any portion of the Subordinated Indebtedness (whether in cash, debt securities, Equity Interests, obligations, or other property); and

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e.	any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness, or any Lien on Collateral, shall be paid or delivered directly to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis.

2.2 Priority of Senior Indebtedness on Dissolution or Insolvency

a.	Notwithstanding anything contained herein to the contrary, in the event of an Insolvency Proceeding or other similar proceeding (a “Proceeding”) relating to an Obligor or any of its property (whether voluntary or involuntary, partial or complete), or any other marshaling of the assets and liabilities of an Obligor, the Beneficiary Indebtedness shall first be paid in full and a Discharge of Senior Indebtedness must have occurred before any Subordinated Debt Party shall be entitled to receive or retain any payment or distribution, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise.

b.	Until the Discharge of Senior Indebtedness, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise, shall be paid or delivered directly to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis.

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Article 3

PRIORITY OF LIENS; LIEN SUBORDINATION

3.1 No Liens Prohibited by Note Agreement; No Liens Securing Subordinated Indebtedness Prior to Springing Lien Trigger Event

a.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors shall, or shall permit any of its or their Restricted Subsidiaries to, grant or permit, and (1) no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property prohibited by or in violation of the Note Agreement, to secure or facilitate the payment or collection of any Subordinated Indebtedness, and (2) no Senior Lender shall accept or pursue any Liens on any asset or property to secure or facilitate the payment or collection of any Senior Indebtedness without the Senior Lenders permitting the Subordinated Indebtedness to be secured thereby, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

b.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors shall, or shall permit any of its or their Restricted Subsidiaries to, grant or permit, and no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property which would constitute Collateral, to secure or facilitate the payment or collection of any Subordinated Indebtedness, unless (i) it first has granted, or concurrently therewith grants, a Lien on such asset or property to secure the Senior Indebtedness which is senior in right, priority, operation, effect and all other respects to any and all Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness and pari passu with any and all Liens securing any Other Senior Indebtedness, and (ii) such Liens in favor of such Subordinated Debt Party are not prohibited under the Note Agreement, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

c.

To the extent that the provisions of Sections 3.1(a) and (b) are not complied with for any reason, without limiting any other right or remedy available to the Senior Lenders or any Subordinated Debt Party, as the case may be, (A) if it has not already done so, each applicable Obligor, or related Restricted Subsidiary, shall immediately grant a Lien on such asset or property to secure the Senior Indebtedness which is senior in right, priority, operation, effect and all other respects to any and all Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness and pari passu with any and all Liens securing any Other Senior Indebtedness, and a junior-priority Lien on such asset or property to secure the Subordinated Indebtedness (in all respects subject to the terms of this Agreement and any applicable Financing Document), or both, as the case may be, and (B)

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each Subordinated Debt Party: (i) agrees to subordinate all such Liens, if any, securing the Subordinated Indebtedness, whether now existing or hereafter arising (the “Impermissible Subordinated Debt Liens”) to all Liens securing any Senior Indebtedness, whether now existing or hereafter arising, regardless of the time, manner or order of perfection of any such Impermissible Subordinated Debt Liens, and notwithstanding any failure of the Senior Lenders to adequately perfect its or their Liens securing any Senior Indebtedness, the subordination of any Lien securing any Senior Indebtedness to any Lien securing any other obligation of any Obligor, or the avoidance, invalidation or lapse of any Lien securing any Senior Indebtedness; (ii) agrees to take no action to enforce any Impermissible Subordinated Debt Liens; (iii) agrees to execute such terminations, releases and other documents as the Required Holders (or their representative) request in their sole discretion to release the Impermissible Subordinated Debt Liens or to assign the Impermissible Subordinated Debt Liens to the Senior Lenders, in the Required Holders’ sole discretion, provided that contemporaneously therewith, the Senior Lenders, upon receiving a first-priority Lien on such asset or property to secure the Senior Indebtedness as required under clause (A) above, permit a junior, second-priority Lien on such asset or property to be granted to secure the Subordinated Indebtedness (in all respects subject to the terms of this Agreement), (iv) in furtherance of the foregoing, hereby irrevocably appoints each of the Senior Lenders (or its representative ) its attorney-in-fact, with full authority (subject to any constraints thereon set forth in any Collateral Agreement) in the place and stead of each Subordinated Debt Party to execute and deliver any document or instrument which such Subordinated Debt Party may be required to deliver pursuant to this Section 3.1; (v) agrees that no Subordinated Debt Party shall have any right to possession of any assets or property encumbered by or subject to the Impermissible Subordinated Debt Liens, whether by judicial action or otherwise; and (vi) agrees that, so long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is collateral, proceeds of collateral, or on account of collateral, whether under a Plan of Reorganization or otherwise, received by or distributed to any Subordinated Debt Party as a result of such Impermissible Subordinated Debt Lien shall be turned over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis.

3.2 Relative Priorities

a.	Notwithstanding the date, manner or order of grant, attachment or perfection of any Lien on the Collateral securing Senior Indebtedness, on

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one hand, or any Lien on the Collateral securing Subordinated Indebtedness (including any Liens on assets or property prohibited by or in violation of the Note Agreement), on the other hand, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any security document or any other Financing Document or any other circumstance whatsoever, and notwithstanding any failure of the Senior Lenders to adequately perfect their Liens in the Collateral, the subordination of any Lien on the Collateral securing any Senior Indebtedness to any Lien securing any other obligation of any Obligor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any Senior Indebtedness, each Subordinated Debt Party hereby agrees that, so long as the Discharge of Senior Indebtedness has not occurred, (a) any such Lien now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness shall be senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness, (b) any such Lien now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secures Subordinated Indebtedness shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness, and (c) any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secure Senior Indebtedness shall be and remain senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secures Subordinated Indebtedness for all purposes, whether or not any such Liens are subordinated in any respect to any other Lien securing any other obligation of any Obligor or any other Person.

b.	Each Subordinated Debt Party acknowledges that the terms of the Senior Indebtedness may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Indebtedness may be increased, replaced or Refinanced, in each event, without notice to or consent by any Subordinated Debt Party and without affecting the provisions hereof. The lien priorities provided in this Section shall not be altered or otherwise affected by any amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the Senior Indebtedness or the Subordinated Indebtedness, or any portion thereof.

3.3 Bailment for Perfection of Certain Security Interests

Each Subordinated Debt Party agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account

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in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Subordinated Debt Party or any of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Subordinated Debt Party solely for the purpose of perfecting the Beneficiaries’ Liens granted under the related governing documents, also holds such Other Pledged or Controlled Collateral as bailee for the Beneficiaries. No Subordinated Debt Party shall charge any Beneficiary a fee for holding such Collateral as bailee pursuant hereto.

3.4 Certain Agreements with Respect to Unenforceable Liens

Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien held by a Senior Lender encumbering, or purporting to encumber, any Collateral is not valid or enforceable for any reason, or is avoided or avoidable under a Bankruptcy Law, then each Subordinated Debt Party agrees that, any distribution or recovery it may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall, on a Pro Rata Basis (for so long as the Discharge of Senior Indebtedness has not occurred), be segregated and held in trust and forthwith paid over to the Senior Lenders (for application in payment of the Senior Indebtedness); provided that if in any Insolvency Proceeding a similar determination is made regarding any Lien (as described above, mutatis mutandis to reflect Liens held by any other Beneficiary) held by any other Beneficiary, any such distribution or recovery shall, on a Pro Rata Basis, be held in trust and forthwith paid over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), in each case, in the same form as received, if received in cash, or if not received in cash, as agreed by the Beneficiaries. Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints each Senior Lender, and any officer or agent of each Senior Lender, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the limited purpose of carrying out the provisions of this Section 3.4 for the benefit of the Senior Lenders and taking any action and executing any instrument that the Required Holders may deem necessary or advisable to accomplish the purposes of this Section 3.4 for the benefit of the Senior Lenders, which appointment is irrevocable and coupled with an interest, and is subject to any constraints thereon set forth in any Collateral Agreement.

Article 4

ENFORCEMENT OF RIGHTS AND REMEDIES

4.1 Exercise of Rights and Remedies.

a.

So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, the Senior Lenders and the other Beneficiaries (if any) shall have the exclusive right to enforce all rights and to exercise all remedies (including any right of setoff or recoupment), whether at law or in equity, against the Obligors or the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to

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such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), in each case, without any consultation with or the consent of any Subordinated Debt Party, provided, however, a Subordinated Debt Party may exercise rights against the Obligors solely to the extent expressly permitted under Section 4.1(b)(i) and (ii) below.

b.	So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, no Subordinated Debt Party shall have any right to enforce any rights or to exercise any remedies (including any right of setoff or recoupment), whether at law or in equity, against Obligors or the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), except (i) that a Subordinated Debt Party may (A) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of a Subordinated Debt Party, in each case, to the extent not in contravention of the terms of this Agreement, and (B) enforce rights and exercise remedies (other than initiating, or supporting any other Person (other than a Senior Lender or any other Beneficiary) in initiating, an Insolvency Proceeding) against an Obligor (but not against Collateral) at any time during which such Subordinated Debt Party is permitted to receive and retain Permitted Payments under Section 7.1 below, and (ii) as otherwise provided in Section 5.4 hereof.

4.2 No Waiver by Senior Lenders

Nothing contained herein shall prohibit or in any way limit any Senior Lender from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by a Subordinated Debt Party.

4.3 Automatic Release of Subordinated Liens.

a.	If, in connection with any Disposition of any Collateral permitted under the terms of the Note Agreement, or in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, (1) the Senior Lenders release the Liens on such Collateral securing Senior Indebtedness or (2) such Liens securing the Senior Indebtedness are otherwise released as permitted by the Financing Documents (in each case, a “Release”), other than any such Release granted following the Discharge of Senior Indebtedness, then the Liens on such Collateral securing Subordinated Indebtedness shall be automatically, unconditionally and simultaneously released, and each Subordinated Debt Party shall promptly execute and deliver to the Senior Lenders, the relevant Obligor or grantor such termination statements, releases and other documents as any Senior Lender or the relevant Obligor or grantor may reasonably request to effectively confirm such Release.

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b.	Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints each Senior Lender, and any officer or agent of each Senior Lender, with full power of substitution, as the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that the Required Holders may deem necessary or advisable to accomplish the purposes of this Section 4.3 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

4.4 Insurance and Condemnation Awards

So long as the Discharge of Senior Indebtedness has not occurred, the Senior Lenders and the other Beneficiaries shall have the exclusive right, subject to the rights of the Obligors under the Financing Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall, prior to the Discharge of Senior Indebtedness and subject to the rights of the Obligors under the Financing Documents, be paid to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, and, subject to the rights of the Obligors under the Financing Documents, as proceeds of Collateral. Until the Discharge of Senior Indebtedness has occurred, if a Subordinated Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to each of the Beneficiaries in accordance with Section 6.1.

Article 5

NO INTERFERENCE

5.1 Prohibited Acts.

Without in any way limiting the scope of Section 4.1 above, so long as the Discharge of Senior Indebtedness has not occurred, but subject always to the provisions of Section 11.1(a), each Subordinated Debt Party agrees, whether or not any Insolvency Proceeding or other Proceeding has been commenced or is pending, that it will not, and hereby waives any right to:

a.	initiate, or support any other Person (other than a Senior Lender or any other Beneficiary) in initiating, an Insolvency Proceeding;

b.	take, or support any other Person (other than a Senior Lender or any other Beneficiary) in taking, any Enforcement Action, except that Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below;

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c.	contest, protest or object to (or support any other Person contesting) any foreclosure action or proceeding (including an Insolvency Proceeding) brought by any Senior Lender or any other Beneficiary, or any other enforcement or exercise by any Senior Lender or any other Beneficiary of any rights or remedies relating to the Senior Indebtedness and the Collateral;

d.	contest, protest or object to (or support any other Person contesting) the forbearance by any Senior Lender or any other Beneficiary from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Senior Indebtedness and the Collateral;

e.	take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Subordinated Indebtedness, any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral (including any mortgagee policy of insurance) or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

f.	take (or support any other Person in taking) any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of any rights or remedies of the Beneficiaries under any definitive documentation entered into by the Obligors evidencing Beneficiary Indebtedness, including under the Financing Documents (including any Disposition of Collateral) by foreclosure or otherwise;

g.	contest, protest or object to (or support any other Person in objecting to) the manner in which any Senior Lender may seek to enforce or collect the Senior Indebtedness or any Liens, regardless of whether any action or failure to act by or on behalf of any Senior Lender is, or could be, adverse to the interests of a Subordinated Debt Party, and will not assert (or support any other Person in asserting), and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior creditor may have under applicable law;

h.

attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question (or support any other Person in challenging or questioning) the validity, priority or enforceability of any

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Senior Indebtedness, the priority, perfection, validity or enforceability of any Lien on the Collateral, or the validity or enforceability of any of the Financing Documents, including this Agreement (and any automatic reinstatement thereof under Section 11.1 below), or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

i.	contest, protest or object to (or support any other Person contesting) any Disposition of all or any part of the Collateral, provided that the Liens of Subordinated Debt Parties attach to the net proceeds of the Disposition with at least the same priority and validity as the Liens held by Subordinated Debt Parties on such Collateral, and the Liens remain subject to the terms of this Agreement;

j.	contest, protest or object to (or support any other Person contesting) any request of any Senior Lender for (1) relief from the automatic stay imposed by Section 362 of the Bankruptcy Code or (2) adequate protection within the meaning of Section 361 of the Bankruptcy Code;

k.	contest, protest or object to (or support any other Person contesting) the payment of Post-Petition Interest, or any fees, costs, charges and expenses to any Senior Lender under Section 506(b) of the Bankruptcy Code;

l.	unless otherwise agreed by the Required Holders in writing, (i) file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner in an Insolvency Proceeding, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Obligor’s bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Subordinated Creditors or the Subordinated Debt Parties, or any other form of affirmative relief of any other kind or nature, or (ii) file any objection or other responsive pleading opposing any relief requested by any Senior Lender or support any other Person taking any such action;

m.

In any Insolvency Proceeding or other Proceeding of any Obligor, if any Obligor shall, as debtor(s)-in-possession, move for approval of financing, which for avoidance of doubt, may include a roll-up of the Senior Indebtedness under the Note Agreement and the Notes (“DIP Financing”) to be provided by one or more lenders, which, for avoidance of doubt, may include the Senior Lenders (the “DIP Lenders”), under Section 364 of the Bankruptcy Code or the use of cash collateral or the sale of property that constitutes Collateral under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization, each Subordinated Creditor agrees that it will raise no objection to, nor support any Person objecting to, and shall be deemed to have consented to, any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any

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use of cash collateral or sale (whether under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization) of property that constitutes Collateral (including any bid, sale procedure or other orders in respect thereof), unless the Required Holders shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral or sale of Collateral (and each Subordinated Debt Party will consent, and is deemed to have consented, to the subordination of its Liens with respect to such Collateral);

n.	provide (or support any Person other than a Beneficiary in providing) DIP Financing to any Obligor secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness, provided, however, that if one or more Senior Lenders, on the one hand, and one or more other Beneficiaries, on the other hand, propose to provide competing DIP financings, no Subordinated Debt Party shall support any Beneficiary in providing DIP Financing, unless all of the applicable Beneficiaries proposing to provide such competing DIP financings so agree, and provided, further if (i) the Senior Lenders are provided reasonable advance notice and opportunity to provide DIP Financing, but no Senior Lender offers to provide such DIP Financing, and (ii) no other Person (other than a Subordinated Debt Party), after having received reasonable advance notice and opportunity to provide DIP Financing, offers to provide DIP Financing on terms acceptable to the Senior Lenders, in each case on or before the date of any hearing to approve DIP Financing, then one or more Subordinated Debt Parties may seek to provide DIP Financing secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness and the Senior Lenders may object to such DIP Financing;

o.	oppose, seek to challenge or support any Person challenging, the Senior Indebtedness, any Lien securing the Senior Indebtedness, or any request for the allowance and payment of Post-Petition Interest and post-petition fees, costs, charges and expenses;

p.	seek adequate protection, within the meaning of Section 361 of the Bankruptcy Code, of any interest in any Collateral, in each case without the Required Holders’ prior written consent, provided, however, that if in an Insolvency Proceeding Senior Lenders are granted adequate protection in the form of a Lien on additional property as collateral, a Subordinated Debt Party holding a Lien at the time of the filing of such Insolvency Proceeding may seek or request adequate protection in the form of a junior Lien on such additional collateral, which Lien shall automatically be subject to the terms of this Agreement in all respects, including without limitation, the payment-over provisions herein contained, and shall be subordinated to the Liens of the Senior Lenders (including adequate protection Liens) and subordinated to any DIP Financing Liens (and all obligations relating thereto), in each case on the same basis as the Subordinated Debt Party’s other Liens are subordinated herein;

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q.	propose, sponsor, support, vote in favor of or agree to (i) any Non-Conforming Plan of Reorganization or (ii) any Plan of Reorganization, directly or indirectly, that is pursued pursuant to Section 1129(b)(1) of the Bankruptcy Code; and

r.	seek relief from the automatic stay or any other stay in an Insolvency Proceeding or other Proceeding in respect of Collateral, an Obligor or its property.

5.2 Additional Agreements

a.	At any time prior to the Discharge of Senior Indebtedness, in any Insolvency Proceeding or other Proceeding of any Obligor or its property:

i.	the Required Holders shall have the right, but not the obligation, to file claims and proofs of claim in respect of the Subordinated Indebtedness, vote any and all such claims in connection with any Plan of Reorganization, and take such other action as the Required Holders may so elect in their discretion;

ii.	each Subordinated Debt Party hereby grants each Senior Lender an irrevocable proxy coupled with a pledge to vote or cause to be voted any and all claims of such Subordinated Debt Party arising in connection with any Plan of Reorganization, in proportion to the Senior Indebtedness on a Pro Rata Basis (or as otherwise agreed by all of the Beneficiaries);

iii.	unless the Required Holders have invoked their rights under this Section 5.2 or another Beneficiary has invoked any rights it may have to file claims or proofs of claims on account of the Subordinated Indebtedness in an Insolvency Proceeding or other Proceeding, each Subordinated Debt Party shall timely file a claim or proof of claim or claims or proofs of claim, each in the form required in such Proceedings, for the full outstanding amount of the Subordinated Indebtedness;

iv.	each Subordinated Debt Party shall cause said claim or proofs of claim, whether filed by such Subordinated Debt Party, the Required Holders, or another Beneficiary to be approved by the Beneficiaries, and all payments and other distributions in respect thereof to be made directly to each of the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis; and

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v.	Each of the Subordinated Debt Parties agrees that it will support, vote in favor of and agree to any Plan of Reorganization proposed or supported by the Beneficiaries.

b.	Each Subordinated Debt Party shall execute and deliver to the Senior Lenders such further proofs of claim, assignments of claim and other instruments confirming the authorization referred to in the foregoing clause (a), and any powers of attorney confirming the rights of the Senior Lenders arising thereunder, and shall take such other actions as may be requested by the Senior Lenders or their representative in connection therewith in order to enable the Senior Lenders or their representative to enforce any and all claims in respect of the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

c.	Each Subordinated Debt Party hereby irrevocably agrees that the Required Holders may, in their sole discretion, in the name of each such Subordinated Debt Party or otherwise, demand, sue for, collect, and receive any receipt for any and all such payments or distributions which would be required hereunder to be applied to the Senior Indebtedness, and any such receipts shall be distributed to the Senior Lenders (for application to the Senior Indebtedness), and file, prove and vote or consent in any Proceeding with respect to any and all claims of each of the Subordinated Debt Parties relating to the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

5.3 Certain Additional Waivers by Subordinated Debt Parties

Each Subordinated Debt Party waives any claim it or they may hereafter have against any Senior Lender arising out of any action taken or not taken by any Senior Lender in an Insolvency Proceeding, including without limitation, (a) the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or DIP Financing authorized in any Insolvency Proceeding or other Proceeding, or (c) any grant of a security interest, any payment, or award of adequate protection within the meaning of Section 361 of the Bankruptcy Code, in any Insolvency Proceeding, or (d) any sale or other Disposition of Collateral or in connection with any Plan of Reorganization. In addition, no Subordinated Debt Party shall assert or enforce, at any time prior to the Discharge of Senior Indebtedness, any claim under Section 506(c) of the Bankruptcy Code.

5.4 Permitted Actions

Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall prohibit, limit, or restrict the Subordinated Debt Parties from taking any of the following actions: (a) any action to the extent necessary to (i) prevent the running of any

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applicable statute of limitations or similar restriction on claims, provided that no such action shall be filed sooner than 90 days before the expiration of any such applicable statute of limitations or similar restriction on claims, or (ii) assert a compulsory cross claim or counterclaim against any Obligor, and (b) any action to seek and obtain specific performance or injunctive relief to compel an Obligor to comply with (or not violate or breach) any non-payment obligation under any Support Agreement, so long as it is (x) not accompanied by a claim for monetary damages or a request for payment of any portion of the Subordinated Indebtedness, (y) not an Enforcement Action, and (z) does not seek to initiate an Insolvency Proceeding; provided further, in the case of (a) or (b), such permitted actions shall be subject to and not in contravention of the terms of this Agreement, including the payment over provisions contained herein.

Article 6

ADDITIONAL PAYMENT PROVISIONS; PAYMENT OVER

6.1 Payment Over

So long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, in each case whether or not under a Plan of Reorganization or otherwise, together with the property referred to in Section 2.1(e), Section 2.2, Section 3.1(c) and Section 4.4, received by a Subordinated Debt Party in respect of the Subordinated Indebtedness, in each case other than Permitted Payments under Section 7.1, shall be segregated and held in trust and forthwith transferred or paid over to the Senior Lenders (for application to the Senior Indebtedness) and the other Beneficiaries (for application to the applicable Other Senior Indebtedness), on a Pro Rata Basis, in each case (i) in the same form as received, if received in the form of cash, and to the extent not received in the form of cash, then as directed in a writing signed by all of the Beneficiaries, and (ii) together with any necessary endorsements. Until the Discharge of Senior Indebtedness occurs, each Subordinated Creditor (a) agrees to reimburse the Senior Lenders for all reasonable costs, including reasonable attorneys’ fees, incurred by the Senior Lenders in the course of collecting said sums should a Subordinated Debt Party fail to voluntarily turn the same over to the applicable Beneficiary in accordance with this Agreement and upon demand, and (b) hereby appoints each Senior Lender, and any officer or agent of each Senior Lender, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 6.1 for the benefit of the Senior Lenders and taking any action and executing any instrument that the Required Holders may deem necessary or advisable to accomplish the purposes of this Section 6.1 for the benefit of the Senior Lenders, which appointment is irrevocable and coupled with an interest.

6.2 Application of Payments

All payments and distributions received by the Senior Lenders pursuant to the terms of this Agreement and in respect of the Subordinated Indebtedness (other than Permitted Payments), to the extent received in or converted into cash, may be applied by the Senior Lenders first to the

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payment of any and all reasonable expenses (including reasonable legal fees and expenses) paid or incurred by the Senior Lenders in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Indebtedness or any Collateral, in each case as provided herein, and any balance thereof shall, solely as between the Subordinated Debt Parties and the Senior Lenders, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time elect, toward the payment of the Senior Indebtedness remaining unpaid.

6.3 Payment in Full on Senior Indebtedness

For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Discharge of Senior Indebtedness shall have occurred.

6.4 Legend on Subordinated Debt Instruments

The Subordinated Creditors shall, substantially simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on each of the instruments evidencing Subordinated Indebtedness to the following effect:

“This instrument, the indebtedness evidenced hereby or any lien or security interest on Collateral securing such indebtedness, is subordinated, in the manner and to the extent set forth in an agreement dated as of September 30, 2014 (as such agreement may from time to time be amended, restated, modified, or supplemented, the “Subordination Agreement”), by the maker and payee of this instrument in favor of “the Senior Lenders” referred to therein, to all Senior Indebtedness (as defined therein), and each holder of this instrument, by its acceptance hereof, shall be bound by the Subordination Agreement.”

and upon request by the Required Holders deliver a copy of each of the instruments evidencing Subordinated Indebtedness, as so marked, to the Senior Lenders within 60 days following such request. In the event of any conflict between any instrument evidencing Subordinated Indebtedness and the terms of this Agreement, the terms of this Agreement shall control.

Article 7

PERMITTED PAYMENTS

7.1 Permitted Payments

At any time other than during the continuation of a Default or Event of Default, and subject to the other conditions contained in Section 10.9 of the Note Agreement, each Subordinated Debt Party shall be entitled to receive and retain payments (“Permitted Payments”) on account of any Subordinated Indebtedness in accordance with the terms of such Subordinated Indebtedness.

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Article 8

SUBROGATION

8.1 Right of Subrogation and Related Restrictions

If a Subordinated Debt Party pays or distributes cash, property, or other assets to the Senior Lenders, the Subordinated Debt Party will be subrogated to the rights of the Senior Lenders with respect to the value of the payment or distribution; provided, however, the Subordinated Debt Party shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise, until this Agreement has ceased to be effective in accordance with Section 11.1(a).

8.2 Transfer by Subrogation

If (a) the Senior Lenders receive payment of any of the Subordinated Indebtedness and (b) the Discharge of Senior Indebtedness has occurred, then the Senior Lenders will each, at the applicable Subordinated Creditor’s request and expense, execute and deliver to the Subordinated Creditor appropriate documents, without recourse and without representation or warranty (except as to their right to transfer such Senior Indebtedness and related security free of encumbrances created by the Senior Lenders), necessary to evidence the transfer by subrogation to the Subordinated Creditor of an interest in its Senior Indebtedness and any security held therefor resulting from such payment of the Subordinated Indebtedness to the Senior Lenders.

Article 9

DEALINGS WITH OBLIGORS

9.1 Restricted Dealings by Subordinated Creditors

Except with the prior written consent of the Required Holders, no Subordinated Debt Party shall:

a.	assign all or any portion of the Subordinated Indebtedness in favor of any Person other than the Senior Lenders unless such Person has agreed in writing with the Required Holders to be bound by the provisions hereof in the place and stead of the Subordinated Creditor; or

b.	commence, or join with any other Person in commencing, any Proceeding respecting any Obligor or any Restricted Subsidiary of an Obligor.

9.2 Permitted Dealings by Senior Lenders

Notwithstanding anything in this Agreement, each Subordinated Debt Party acknowledges and agrees each of the Senior Lenders shall be entitled to:

a.	lend monies or otherwise extend credit or accommodations to any Obligor as part of the Senior Indebtedness or otherwise; provided, however, that loans, credit, or accommodations not constituting Senior Indebtedness are not entitled to the benefits of this Agreement;

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b.	agree to any change in, amendment to, waiver of, or departure from, any term of the Note Agreement or any other Financing Document including, without limitation, any amendment, renewal or extension of such agreement or increase in the payment obligations of any Obligor under any such Financing Documents;

c.	grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to any Obligor in respect of the Senior Indebtedness;

d.	waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

e.	accept or make any compositions, arrangements, plans of reorganization or compromises with any Person as any of the Senior Lenders may deem appropriate in connection with the Senior Indebtedness;

f.	change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Lenders;

g.	acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests, guaranties or collateral relating to any Senior Indebtedness, this Agreement or any Financing Document or allow any Obligor or any other Person to deal with the property which is subject to such security interests, guaranties or collateral, all as the Senior Lenders may deem appropriate; and/or

h.	abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests, guaranties or collateral for any Senior Indebtedness; and no loss in respect of any of the security interests or guaranties received or held for and on behalf of the Senior Lenders, whether occasioned by fault, omission or negligence of any kind, whether of the Senior Lenders or otherwise, shall in any way limit or impair the liability of a Subordinated Debt Party or the rights of the Senior Lenders under this Agreement;

all of which may be done without notice to or consent of a Subordinated Debt Party and without impairing, releasing or otherwise affecting any rights or obligations of any Subordinated Debt Party hereunder or any rights of the Senior Lenders hereunder.

Article 10

REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties

Each Subordinated Creditor hereby represents and warrants to the Senior Lenders that:

a.	such Subordinated Creditor is duly incorporated, formed or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation, formation, or amalgamation, as the case may be;

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b.	such Subordinated Creditor has all necessary corporate or equivalent power and authority to enter into this Agreement;

c.	such Subordinated Creditor has taken all necessary corporate or equivalent action to authorize the creation, execution, delivery and performance of this Agreement;

d.	this Agreement constitutes a valid and legally binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles; and

e.	neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof (i) will result in a violation of any formation or governance documents of such Subordinated Creditor or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which such Subordinated Creditor is a party or by which it or its assets are bound; or (iii) requires any approval or consent of any governmental authority having jurisdiction except such as has already been obtained and is in full force and effect.

Article 11

CONTINUING SUBORDINATION

11.1 Continuing Subordination; Reinstatement

This Agreement shall create a continuing subordination and shall:

a.	remain in full force and effect until the earlier of: (i) the Discharge of Senior Indebtedness has occurred, or (ii) 366 days after the Discharge of Subordinated Indebtedness has occurred; provided, however, that if an Insolvency Proceeding is initiated on or before the date that is 366 days after the Discharge of Subordinated Indebtedness has occurred, this Agreement shall remain in full force and effect until the Discharge of Senior Indebtedness has occurred and, provided, further, that Section 9.1(b) shall remain in effect until 91 days after such time;

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b.	be binding upon each Subordinated Debt Party and its successors and assigns; and

c.	inure, together with the rights and remedies of the Senior Lenders, to the benefit of and be enforceable by the Senior Lenders and their successors and permitted assigns for their benefit and for the benefit of any other Person entitled to the benefit of any Financing Documents from time to time, including any permitted assignee of some or all of the Financing Documents.

Each Subordinated Debt Party agrees that, following termination hereof, this Agreement shall be automatically reinstated if for any reason any payment or transfer made on account of the Senior Indebtedness or Subordinated Indebtedness, as the case may be, is rescinded, avoided or must be otherwise restored or returned by any Senior Lender or Subordinated Debt Party, as the case may be, whether as a result of any Insolvency Proceedings in bankruptcy or reorganization or otherwise, in each case retroactive to the date of such payment or transfer.

11.2 Other Obligations not Affected

The subordination provided for herein is in addition to and not in substitution for any other agreement or any other security by whomsoever given or at any time held by any of the Senior Lenders in respect of the Senior Indebtedness, and the Senior Lenders shall at all times have the right to proceed against or realize upon all or any portion of any other agreement or any security or any other monies or assets to which the Senior Lenders may become entitled or have a claim in such order and in such manner as the Senior Lenders in their sole discretion may deem appropriate.

11.3 Acknowledgment of Documentation

Each Subordinated Creditor hereby acknowledges that it is familiar with and understands the terms of the Note Agreement and all other Financing Documents. Each Subordinated Creditor shall ensure that the Obligors provide such copies as the Subordinated Creditor wishes to receive of all amendments, modifications or supplements to any of the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise. None of the Senior Lenders shall in any manner have any obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Debt Parties’ obligations hereunder in respect of the Senior Indebtedness thereby created or arising.

Article 12

NO LIABILITY; OBLIGATIONS ABSOLUTE

12.1 Information

No Senior Lender shall have any duty to disclose to any Subordinated Debt Party any information relating to any Obligor or any of their Subsidiaries, or any other circumstance

27

bearing upon the risk of nonpayment of any of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, that is known or becomes known to any of them or any of their Affiliates.

12.2 No Warranties or Liability.

a.	Each Subordinated Creditor acknowledges and agrees that no Senior Lender has made any express or implied representation or warranty of any kind and no Senior Lender shall have any express or implied duty to any Subordinated Debt Party.

b.	Each Subordinated Debt Party agrees that no Senior Lender shall have any liability to any Subordinated Debt Party, and hereby waives any claim against any Senior Lender, arising out of any and all actions which the Senior Lenders may take or permit or omit to take with respect to (i) the Financing Documents, (ii) the collection of the Senior Indebtedness, (iii) any Lien securing the Senior Indebtedness, or (iv) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral, regardless of whether an Insolvency Proceeding has been commenced.

12.3 Rights of Senior Lenders Not Affected

All rights and interests of the Senior Lenders under this Agreement, and all agreements and obligations of the Subordinated Debt Parties, and the Obligors under this Agreement, shall remain in full force and effect irrespective of: (a) any lack of collectability, validity or enforceability of all or any portion of this Agreement, the Senior Indebtedness or any of the Financing Documents due to incapacity, lack of power of authority, discharge or for any reason whatsoever (other than a Discharge of Senior Indebtedness); (b) any change in the amount of interest accruing on, time, manner or place of payment of, or in any other terms or conditions of, all or any of the Senior Indebtedness, or any other amendment or waiver of, or any consent to departure from, any of the Financing Documents, including, without limitation, changes in the terms of disbursement or repayment of any loan proceeds, any modifications, increases, extensions, renewals, rearrangements, restatements, acceleration, settlement or compromise of the Senior Indebtedness or the advancement of additional funds by the Senior Lenders in their discretion; (c) the timing, manner and order of application of any payments and credits made by the Senior Lenders on the Senior Indebtedness; (d) the Senior Lenders’ forbearance or agreement to forbear from enforcing any right or remedy related to the Senior Indebtedness, including rights and remedies against any obligor on the Senior Indebtedness; (e) any exchange of Collateral, release or non-perfection of any Lien, subordination of any Lien, or any release of any obligor on the Senior Indebtedness or any release, amendment or waiver of, or consent to departure from or indulgence with respect to, any Financing Documents, for all or any of the Senior Indebtedness; (f) any future law, regulation, or order of any governmental authority (whether of right or in fact) purporting to affect any term or provision of the Senior Indebtedness or the Financing Documents; (g) any setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) or any other circumstance in respect of this Agreement, the Senior Indebtedness or any Financing Documents that might otherwise constitute a defense available to the Subordinated Creditor, the Subordinated Debt Parties, any Obligor or any other

28

obligor of the Senior Indebtedness, or a discharge of the Senior Indebtedness, any Obligor or any Senior Indebtedness (other than a Discharge of Senior Indebtedness); or (h) any action taken or refrained from taking by the Senior Lenders regarding the Senior Indebtedness that the Senior Lenders deem appropriate.

Article 13

GENERAL PROVISIONS

13.1 Notices

All notices and other communications provided for hereunder shall be given in the form and manner prescribed by Section 18 of the Note Agreement. Until otherwise notified by EEP, all such notices to any Subordinated Creditor may be given to EEP on behalf of all such Subordinated Creditors, at the “Address for Notices” following the signature block of EEP, and shall be sufficiently delivered to all Subordinated Creditors if so given.

13.2 Amendments and Waivers

a.	No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only be made in writing signed by the Required Holders, and if such amendment is intended to bind the Subordinated Creditor, by the Subordinated Creditor.

b.	No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

c.	Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

d.

In addition, no term or provision of any in-effect subordination agreement (including, without limitation, that certain Subordination Agreement, made as of November 13, 2013, by the Issuer, Midcoast, the other Credit Parties (as defined therein) party thereto, EEP, the subsidiaries and other affiliates of EEP party thereto, in favor of Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the Senior Lenders (as defined therein), as amended and in effect from time to time) that is executed by a Subordinated Debt Party in favor of a Beneficiary (which relates to the Subordinated Indebtedness as the

29

Indebtedness subordinated thereunder to the Beneficiary Indebtedness therein designated as “senior indebtedness”) may be amended, waived, supplemented or otherwise modified without the prior written consent of the Required Holders if such amendment, waiver, supplement or other modification (i) provides, or proposes, any term or provision more advantageous to holders of such Beneficiary Indebtedness than those provided to the Senior Lenders under this Agreement (which such consent, in the case of this clause (i), shall not be unreasonably withheld, delayed or conditioned) or (ii) adversely affects any Senior Lender. For the avoidance of doubt, any termination of any such other subordination agreement shall not require the consent of the Required Holders.

13.3 Assignment by Senior Lenders

a.	Each Subordinated Debt Party acknowledges and agrees that each of the Senior Lenders shall have the right, subject to the terms of the Financing Documents, to assign, sell, participate or otherwise transfer all or any portion of its rights and benefits under the Financing Documents, and in connection therewith, this Agreement, or both, and any Lien without the consent of the Subordinated Debt Parties. This Agreement shall extend to and inure to the benefit of each of the Senior Lenders and their respective successors and assigns permitted pursuant to the terms of the Financing Documents.

b.	Notwithstanding any provision herein or referred to herein, nothing shall prohibit or otherwise restrict the Senior Lenders from assigning all, but not part, of the Senior Indebtedness to any one or more Affiliates of the Issuer.

13.4 Effectiveness in Insolvency or Liquidation Proceedings

This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding notwithstanding Section 1129(b)(1) of the Bankruptcy Code, and is intended to be and shall be interpreted to be enforceable against the parties hereto including each Obligor to the maximum extent permitted pursuant to applicable law. All references in this Agreement to any Obligor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

13.5 Assignment and Certain Other Actions by Subordinated Creditor

Until Discharge of the Senior Indebtedness, no Subordinated Debt Party shall (a) accelerate the maturity of the Subordinated Indebtedness to a date that is earlier than six (6) months after the last occurring Maturity Date (as defined in the Note Agreement); (b) take any guarantee for any Subordinated Indebtedness from a Person unless contemporaneously therewith a guaranty by such Person shall be entered into in respect of the Senior Indebtedness and such Person shall be deemed an Obligor hereunder; or (c) sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness, unless the Subordinated

30

Creditors give the Senior Lenders written notice thereof and such sale, transfer, endorsement, pledge, encumbrance or other disposition is to an Affiliate of any Obligor and is made expressly subject to this Agreement. If any Subordinated Debt Party takes a guarantee for any Subordinated Indebtedness, all obligations under such guarantee shall constitute Subordinated Indebtedness herein and such guaranty (and any recoveries thereon) shall be subject to the terms of this Agreement, including the payment over provisions contained herein.

13.6 Further Assurances

Each Subordinated Creditor shall, at the request of the Senior Lenders but at the expense of the Subordinated Creditors, do all such further acts and things and execute and deliver all such further documents as the Senior Lenders may reasonably require in order to fully perform and carry out the terms of this Agreement.

13.7 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8 Specific Performance

Each party to this Agreement may demand specific performance of this Agreement and each party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by any other party to this Agreement.

13.9 Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.10 Obligor Acknowledgment

Each Obligor hereby acknowledges and agrees to the terms of this Agreement, and covenants not to participate in any violation thereof.

31

13.11 Beneficiaries

The provisions of this Agreement define the relative rights solely of the Subordinated Creditors and the Senior Lenders, and nothing contained in this Agreement is intended to or shall impair the obligations of the Issuer or any other Obligor, which are unconditional and absolute, to pay the Senior Indebtedness and the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of creditors of the Issuer or any other Obligor other than the relative rights of the Senior Lenders and the Subordinated Creditors or the Liens created in favor of the Senior Lenders and the Subordinated Creditors, respectively. Without limiting the generality of the foregoing, it is specifically understood and agreed that no Person (including any Beneficiary other than the Senior Lenders) is a third-party beneficiary of this Agreement, and in furtherance (but not in limitation) thereof (i) no trustee in any Insolvency Proceeding for or affecting, or unsecured creditor of, any Obligor will have or acquire or be entitled to exercise any rights of any Senior Lender or Subordinated Creditor under this Agreement under any legal or equitable basis, theories or circumstances and (ii) the provisions of this Agreement are not for the benefit of, and may not be enforced by, any Obligor or any other obligor of the Senior Indebtedness or the Subordinated Indebtedness, or any creditor of an Obligor or such obligors (except the Senior Lenders and the Subordinated Creditors as herein provided).

13.12 Conflict with Collateral Agreements

To the extent there is any conflict or inconsistency among the terms hereof and the terms of any Collateral Agreement, the terms of such Collateral Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signatures on following pages]

32

ISSUER:

MIDCOAST ENERGY PARTNERS, L.P.
a Delaware limited partnership, as Issuer

By:	Midcoast Holdings, L.L.C., its General Partner

By:

[Signature Page to Intercompany Subordination Agreement]

OTHER OBLIGORS:

MIDCOAST OPERATING, L.P.
a Texas limited partnership, as a Subsidiary Guarantor

By:
Mark A. Maki
President of Enbridge Energy Management, L.L.C. and an Authorized Signatory on behalf of Midcoast Operating, L.P.

ENBRIDGE G & P (EAST TEXAS) L.P.
a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (EAST TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G & P (OKLAHOMA) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G & P (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ELTM, L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (TEXAS GATHERING) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE MARKETING (NORTH TEXAS) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE GATHERING (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE LIQUIDS MARKETING (NORTH TEXAS) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (TEXAS LIQUIDS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

By:	Enbridge Holdings (Texas Systems) L.L.C., the General Partner, and as the General Partner, of each of the foregoing listed entities

By:

[Signature Page to Intercompany Subordination Agreement]

ENBRIDGE ENERGY MARKETING, L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:

MIDCOAST OLP GP, L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:

ENBRIDGE PIPELINES (LOUISIANA LIQUIDS) L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:
Name:
Title:

ENBRIDGE PIPELINES (OKLAHOMA TRANSMISSION) L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

ENBRIDGE MARKETING (U.S.) L.P. a Texas limited partnership, as a Subsidiary Guarantor

By:	Enbridge Marketing (U.S.) L.L.C.,
its General Partner

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

NOTEHOLDERS:

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:
Name:
Title:

ALLIANZ GLOBAL RISKS US INSURANCE COMPANY

By:
Name:
Title:

FIREMAN’S FUND INSURANCE COMPANY
By:	Allianz Investment Management LLC, as authorized signatory and investment manager

By:
Name:
Title:

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:
Name:	David L. Voge
Title:	Fixed Income Portfolio Manager

[Signature Page to Intercompany Subordination Agreement]

PRIMERICA LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By:
	Name:	Samuel Otchere
	Title:	Director

PRIME REINSURANCE COMPANY, INC.
By:	Conning, Inc., as Investment Manager

By:
	Name:	Samuel Otchere
	Title:	Director

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA
By:	Conning, Inc., as Investment Manager

By:
	Name:	Samuel Otchere
	Title:	Director

5 STAR LIFE INSURANCE COMPANY
By:	Conning, Inc., as Investment Manager

By:
	Name:	Samuel Otchere
	Title:	Director

USABLE LIFE
By:	Conning, Inc., as Investment Manager

By:
	Name:	Samuel Otchere
	Title:	Director

[Signature Page to Intercompany Subordination Agreement]

KENTUCKY FARM BUREAU MUTUAL INSURANCE COMPANY
By:	Fort Washington Investment Advisors As Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

AUTO-OWNERS INSURANCE COMPANY
By:	Fort Washington Investment Advisors As Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

AMERICAN FIDELITY ASSURANCE COMPANY
By:	Fort Washington Investment Advisors As Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

COLUMBUS LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

INTEGRITY LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

THE LAFAYETTE LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By:
Name:
Title:

GENWORTH MORTGAGE INSURANCE CORPORATION

By:
Name:
Title:

KNIGHTS OF COLUMBUS

By:
Name:
Title:

MODERN WOODMEN OF AMERICA

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as investment manager

By:
Name:
	Title:	Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST
By:	Prudential Arizona Reinsurance Universal Company, as Grantor
	By:	Prudential Investment Management, Inc., as Investment Manager

By:
Name:
		Title:	Vice President

FARMERS INSURANCE EXCHANGE
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement
Investors, Inc. (as its General Partner)

By:
Name:
		Title:	Vice President

[Signature Page to Intercompany Subordination Agreement]

MID CENTURY INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement
Investors, Inc. (as its General Partner)

By:
Name:
		Title:	Vice President

THE INDEPENDENT ORDER OF FORESTERS
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement
Investors, Inc. (as its General Partner)

By:
Name:
		Title:	Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement
Investors, Inc. (as its General Partner)

By:
Name:
		Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)
	By:	Prudential Private Placement
Investors, Inc. (as its General Partner)

By:
Name:
		Title:	Vice President

[Signature Page to Intercompany Subordination Agreement]

LIFE INSURANCE COMPANY OF THE SOUTHWEST
By:	Sentinel Asset Management, Inc.

By:
	Name:	Chris P. Gudmastad
	Title:	Assistant Vice President

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
By:	Voya Investment Management LLC, as Agent

By:
Name:
Title:

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Intercompany Subordination Agreement]

SUBORDINATED CREDITORS:

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., as General Partner

By:
Mark A. Maki
President

Address for Notices

Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, Texas 77002-5217
Attention:	Chris Kaitson, Vice President – US Law
Telephone:	(713) 650-8900
Facsimile:	(713) 821-2229
Electronic Mail: Chris.Kaitson@enbridge.com

With a copy to:

Enbridge Energy Partners, L.P.
C/O Enbridge Inc.
3000, 425-1st
Calgary, Alberta, Canada
T2P 3L8
Attention:	Jonathan Rose, Treasurer
Telephone:	(403) 231-3924
Facsimile:	(403) 231-4848
Electronic Mail: jonathan.rose@enbridge.com

[Signature Page to Intercompany Subordination Agreement]

SCHEDULE 5.3

DISCLOSURE MATERIALS

None.

Schedule 5.3

SCHEDULE 5.4

SUBSIDIARIES OF THE ISSUER AND OWNERSHIP OF SUBSIDIARY STOCK

Part (a)(i): Subsidiaries

The Issuer (a) wholly owns Midcoast OLP GP, L.L.C., which is not a Material Subsidiary, and (b) owns a 51.599% limited partner interest in Midcoast Opco, which is a Material Subsidiary. Midcoast OLP GP, L.L.C. owns the general partner interest in Midcoast Opco. Midcoast Opco wholly owns, directly or indirectly, each of the other Subsidiaries of the Issuer, which are listed below.

Name	State of Organization	Material (Yes/No)?
Enbridge G & P (East Texas) L.P.	Texas	Yes

Enbridge Pipelines (East Texas) L.P.	Texas	Yes

Enbridge G & P (Oklahoma) L.P.	Texas	Yes

Enbridge Pipelines (North Texas) L.P.	Texas	Yes

Enbridge G & P (North Texas) L.P.	Texas	Yes

ELTM, L.P.	Delaware	Yes

Enbridge Pipelines (Texas Gathering) L.P.	Delaware	Yes

Enbridge Marketing (North Texas) L.P.	Delaware	Yes

Enbridge Energy Marketing, L.L.C.	Delaware	Yes

Enbridge Gathering (North Texas) L.P.	Texas	Yes

Enbridge Liquids Marketing (North Texas) L.P.	Delaware	Yes

Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware	Yes

Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware	Yes

Enbridge Marketing (U.S.) L.P.	Texas	Yes

Enbridge Pipelines (Texas Liquids) L.P.	Texas	Yes

Schedule 5.4

H&W Pipeline, L.L.C.	Alabama	No

Enbridge Holdings (Texas Systems) L.L.C.	Delaware	No

Enbridge Marketing (U.S.) L.L.C.	Delaware	No

Enbridge Partners Risk Management, L.P.	Delaware	No

Enbridge Pipelines (Texas Intrastate) L.P.	Texas	No

Part (a)(ii): Non-Subsidiary Affiliates

Enbridge Inc., Enbridge Energy Company, Inc., Enbridge Energy Management, L.L.C., Enbridge Energy Partners, L.P., Midcoast Holdings, L.L.C. and their respective Subsidiaries, other than the Issuer and its Subsidiaries

Part (a)(iii): Directors and executive officers of the Issuer and the General Partner

The Issuer has no officers or directors of its own. The Issuer is managed and operated by the board of directors and executive officers of the General Partner. The directors and executive officers of the General Partner are as follows:

Dan A. Westbrook, Director and Chairman of the Board

John A. Crum, Director

J. Herbert England, Director

James G. Ivey, Director

Edmund P. Segner III, Director

C. Gregory Harper, Principal Executive Officer and Director

Mark A. Maki, Senior Vice President and Director

Terrance L. McGill, President, Chief Commercial Officer and Director

John A. Loiacono, Vice President—Commercial Activities

Stephen J. Neyland, Vice President—Finance

Kerry C. Puckett, Vice President—Engineering and Operations, Gathering & Processing

Janet L. Coy, Vice President—Natural Gas Marketing

Noor S. Kaissi, Controller

E. Chris Kaitson, Vice President—Law and Assistant Secretary

Byron C. Neiles, Vice President—Major Projects

Allan M. Schneider, Vice President—Regulated Engineering and Operations

David A. Weathers, Vice President – Business Development U.S. Midstream

Thomas J. Zimmerman, Vice President – Integrity and Environment, Health & Safety

Jonathan N. Rose, Treasurer

Schedule 5.4

Part (d):

Amended and Restated Agreement of Limited Partnership of Midcoast Operating, L.P., effective as of November 13, 2013, by and among Midcoast OLP GP, L.L.C., the Issuer and Enbridge Energy Partners, L.P.

Schedule 5.4

SCHEDULE 5.5

FINANCIAL STATEMENTS

1.	The consolidated balance sheet of the Issuer and its Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Issuer and its Subsidiaries, including the notes thereto included in the Issuer’s Annual Report on Form 10-K filed with the SEC on February 18, 2014.

2.	The unaudited consolidated balance sheet of the Issuer and its Subsidiaries as of June 30, 2014, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter, included in the Issuer’s Quarterly Report on Form 10-Q filed with the SEC on August 1, 2014.

Schedule 5.5

SCHEDULE 5.15

EXISTING INDEBTEDNESS

Part (a): (as of September 25, 2014)

1.	The Existing Bank Facility, currently providing for committed revolving credit Indebtedness of up to $850 million outstanding at any one time, and, for information, the outstanding principal balance is $710 million. Each of the Issuer and Midcoast Opco is a permitted borrower under this facility, and each of the Original Guarantors guarantees this facility.

2.	The Working Capital Agreement, currently providing for committed revolving credit Indebtedness of up to $250 million outstanding at any one time, and, for information, the outstanding principal balance is -$0-.

3.	The Financial Support Agreement (this facility provides letters of credit and guarantees and not funded Indebtedness), currently providing for committed revolving letter of credit and guarantee support of up to $700 million outstanding at any one time, and, for information, the outstanding amount of underlying obligations covered by such letters of credit and guarantees is $125,310,638.

4.	Midcoast Operating, L.P. also issues parental guarantees on behalf of its various subsidiaries, including, but not limited to, credit support for the debt those subsidiaries may incur while doing business (e.g. physical commodity transactions) with third parties.

Part (b):

1.	The Existing Bank Facility

2.	The Working Capital Agreement

3.	The Financial Support Agreement

4.	See Schedule 10.5

Part (c):

The Existing Bank Facility

Schedule 5.15

SCHEDULE 5.17

REGULATORY MATTERS

None.

Schedule 5.17

SCHEDULE 10.5

EXISTING LIENS

Filing Number	Date Filed	Debtor(s)	Secured Party	Type of Filing	Description of Collateral
12-0019989605	6/22/12	Enbridge Pipelines (East Texas) LP	TLC Tonerland LP	UCC-1	Office Equipment – SN# 15086708 W/Attachments

The Financing Statement relating to this Lien covers specific office equipment, which property is not Material.

Schedule 10.5

SCHEDULE 10.11

INTERCOMPANY RESTRICTIONS

1.	The Existing Bank Facility

Schedule 10.11

Schedule B

INFORMATION RELATING TO PURCHASERS